UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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CAMDEN PROPERTY TRUST
(Name of Registrant as Specified in Its Charter)
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2018 Proxy Statement 1

Camden Property Trust

2018 Proxy Statement
Notice of Annual Meeting of Shareholders

CAMDEN

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Thursday, May 17, 2018 at 9:00 a.m. Central Time.

Where:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

Matters to be Voted on:
✓ Elect ten Trust Managers to hold office for a one-year term.
✓ Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2018. ✓ Hold an advisory vote on executive compensation. ✓ Approve the 2018 Share Incentive Plan. ✓ Approve the 2018 Employee Share Purchase Plan.
✓ Act on any other matter which may properly come before the meeting.

Who Can Vote:	Shareholders who are holders of record of common shares at the close of business on March 20, 2018 will be entitled to vote at the annual meeting.

Contact:	Please contact Investor Relations at (800) 922-6336 or (713) 354-2787 with any questions.

By Order of the Board of Trust Managers,
/s/ Josh Lebar
Josh Lebar Senior Vice President-General Counsel and Secretary March 23, 2018

Important Notice Regarding Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on May 17, 2018
The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the Investors' section of our website at www.camdenliving.com under “SEC Filings”.

2018 Proxy Statement

TRUST MANAGERS’ LETTER TO SHAREHOLDERS	1	2017 Compensation Decisions	36
		Policy Regarding Clawback of Compensation	36
Q&A WITH LEAD INDEPENDENT TRUST MANAGER	2	Deferred Compensation Plans and Termination Payments	36

PROXY SUMMARY	3	Employment Agreements	37
Meeting Agenda and Voting Recommendations	3	Compensation Policies and Practices Relating to Risk Management	37
Trust Manager Nominee Highlights	5
Governance Highlights	6	Compensation Tables	39
2017 Business Highlights	7	Summary Compensation Table	39
Key Points on Our Executive Compensation Program	7	Grant of Plan Based Awards	41
Key Compensation Practices	9	Employment Agreements	42
GOVERNANCE OF THE COMPANY	10	Outstanding Equity Awards at Fiscal Year-End	43
Board Independence and Meetings	10	Option Exercises and Shares Vested	45
Board Leadership Structure; Board Role in Risk Oversight	10	Non-Qualified Deferred Compensation	45

Executive Sessions	12	Potential Payments Upon Termination or Change in Control	46
Board Meetings and Board Committees	12
Consideration of Trust Manager Nominees	14	CEO Compensation Pay Ratio	48
Guidelines on Governance and Codes of Ethics	15	PROPOSAL 1 - ELECTION OF TRUST MANAGERS	50
Communication with the Board	16	Required Vote	55
Share Ownership Guidelines	16	AUDIT COMMITTEE INFORMATION	56
Short Selling and Hedging Prohibition	16	Report of the Audit Committee	56
BOARD COMPENSATION	17	Independent Registered Accounting Firm Fees	57
EXECUTIVE OFFICERS	20	Pre-Approval Policies and Procedures	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21	PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58

EXECUTIVE COMPENSATION	24	PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	59
Compensation Committee Report	24
Compensation Committee Interlocks and Insider Participation	24	PROPOSAL 4 - APPROVAL OF THE 2018 SHARE INCENTIVE PLAN	60

Compensation Discussion and Analysis Overview	25	PROPOSAL 5 - APPROVAL OF THE 2018 EMPLOYEE SHARE PURCHASE PLAN	69
Pay for Performance	25
Key Executive Compensation Performance Metrics of Achievement	26	INFORMATION ABOUT VOTING AND THE ANNUAL MEETING	74

Company's Compensation Philosophy	26	SHAREHOLDER PROPOSALS	77
Determination of Compensation	27	Exhibit A - 2018 Share Incentive Plan
Elements of Total Annual Direct Compensation	28	Exhibit B - 2018 Employee Share Purchase Plan

The Board of Trust Managers of Camden Property Trust (the “Company” or “Camden”) is soliciting proxies to be used at our annual meeting. The proxy materials are first being sent on or about March 23, 2018 to all shareholders of record as of March 20, 2018, which is the record date for the annual meeting. The complete mailing address of the Company's executive offices is 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

2018 Proxy Statement

A LETTER TO CAMDEN'S SHAREHOLDERS
from Our Board of Trust Managers

March 23, 2018

Dear Fellow Shareholders:

As Camden’s Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe the Company’s strong balance sheet, sound strategic business plan, and solid operating performance are all key factors in the Company’s continued success.

Our Board is comprised of a highly-qualified and experienced group of leaders, with the founders of the Company, Ric Campo and Keith Oden, complementing our independent Trust Managers. Good corporate governance is vital to the Company and its shareholders, and we are committed to ensuring each of our Board members brings a strong balance of varying perspectives, capabilities, skill sets, diversity, and experience to their role. We are committed to effective board refreshment, and our policy of Trust Manager retirement following their 75th birthday resulted in two Trust Managers retiring from the Board as of the date of the 2017 annual meeting of shareholders and the appointment of two new Trust Managers, Heather J. Brunner and Renu Khator, being appointed to the Board. We encourage you to review the qualifications and backgrounds of our current nominees for election to the Board beginning on page 50 of this proxy statement.

Our Board believes that consistently strong operating results equate to long-term shareholder value creation.  Accordingly, we link, through our annual bonus program and the grant of performance and long-term equity-based incentive awards, a substantial portion of the compensation opportunities for our executive officers to performance and long-term shareholder value.  So that we can continue to grant equity-based incentive awards, we are proposing that shareholders approve a new equity incentive plan, the 2018 Share Incentive Plan, as described beginning on page 60 of this proxy statement.  To help align the interests of our employees generally with shareholder interests, we offer a share purchase program for our employees.  So that we can continue this program in the future, we are also proposing that shareholders approve the 2018 Employee Share Purchase Plan, as described beginning on page 69 of this proxy statement.

We appreciate and value your interest, investment and support. To the extent you have any thoughts, concerns or recommendations they can be addressed to:

Lead Independent Trust Manager
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, TX 77046

Thank you for your confidence in us and your continued support of the Company.

Sincerely,
Camden’s Board of Trust Managers

Richard J. Campo	William B. McGuire, Jr.	Frances Aldrich Sevilla-Sacasa

Heather J. Brunner	D. Keith Oden	Steven A. Webster

Scott S. Ingraham	William F. Paulsen	Kelvin R. Westbrook

Renu Khator

2018 Proxy Statement 1

Q&A WITH OUR LEAD INDEPENDENT TRUST MANAGER

What do you see as the Board's role?

The primary role of the Board is to provide strategic oversight of the Company’s Executive Management team and its strategic business plan, while always representing the best interests of the Company’s shareholders. The Board reviews the Company’s strategic plans, assesses and monitors risks that might impact the Company, and oversees the establishment and maintenance of appropriate financial and internal controls. While assuring that the very positive culture of outstanding corporate governance is preserved, we are focused on regular, strong performance-related metrics, always mindful of the long-term goals and objectives of the Company and its stakeholders.

What is the role as the Lead Independent Trust Manager?

A comprehensive list of the duties and responsibilities for this role is provided in the Company’s Guidelines on Governance, as well as on page 12 of this proxy statement. The Lead Independent Trust Manager serves as the principal liaison between the Company’s Chairman of the Board/CEO and our independent Trust Managers, and presides at any meetings at which the Chairman is not present (including regular Executive Sessions of independent Trust Managers). In an effort to maintain a thoroughly engaged, high-performance Board, the Lead Independent Trust Manager takes a leadership role in identifying issues for the Board to consider and, working with the Chairman of the Board/CEO, establishes the agenda for each meeting; assuring that the Trust Managers have sufficient information, resources, background, and time to adequately discuss and review the various issues included in the agenda, or otherwise brought before the Board. I believe that it is important that the Lead Independent Trust Manager help maintain the appropriate balance between the Board’s involvement in longer-term strategy and the Company’s operations, which are charged to our Executive Management team. The Lead Independent Trust Manager takes the primary role in providing feedback to the Company’s Chairman of the Board/CEO with respect to any issues or discussions which may occur in Executive Session without the presence of the Executive Management Team. Camden is committed to effective shareholder communication and the Lead Independent Trust Manager serves as the primary contact for any shareholders wishing to communicate directly with the Board.

The Company’s Chief Executive Officer also serves as its Chairman of the Board. Do you believe that is an appropriate and effective structure for the Company?

We believe at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Trust Manager, provides the appropriate leadership and oversight of the Company and facilitates the effective functioning of both the Board and the Executive Management team. The Board believes its responsibility to shareholders requires the Board retain the flexibility to determine the best leadership structure for the Company under any set of circumstances and personnel. By making decisions based on context, the Board is better able to make determinations in the best interests of shareholders, including those related to the Company’s Board leadership structure.
Any Closing Thoughts?
On behalf of the entire Board, I want to express our dedication to maintaining an open dialog with shareholders, soliciting and considering your input and comments, with a further commitment to enhance our corporate governance program as appropriate. We very much value your support and sincerely appreciate and thank you for the trust and confidence you have placed in us.

Sincerely,
Kelvin R. Westbrook
Lead Independent Trust Manager
Camden Property Trust

2018 Proxy Statement 2

PROXY SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Item 1	Election of Trust Managers
	✓ The Board of Trust Managers recommends you vote FOR the election of these nominees.
Shareholders are being asked to elect 10 Trust Managers. The Company’s Trust Managers are elected for a term of one year by a majority of the votes cast. Additional information about each Trust Manager nominee and his or her qualifications may be found beginning on page 50.

				Committee Memberships
Name	Age	Trust Manager Since	Primary Occupation	Independent	A	C	N&G	E
Richard J. Campo	63	1993	Chairman of the Board and Chief Executive Officer (“CEO”) of the Company
Heather J. Brunner	49	2017	Chairwoman of the Board and CEO of WP Engine	✓	✓		✓
Scott S. Ingraham	64	1998	Private Investor and Strategic Advisor	✓	✓		✓
Renu Khator	62	2017	Chancellor of University of Houston System and President of University of Houston	✓	✓	✓
William B. McGuire, Jr.	73	2005	Private Investor	✓
D. Keith Oden	61	1993	President of the Company
William F. Paulsen	71	2005	Private Investor	✓				✓
Frances Aldrich Sevilla-Sacasa	62	2011	Private Investor	✓
Steven A. Webster	66	1993	Co-Managing Partner and Co-CEO of Avista Capital Partners, L.P.	✓		✓
Kelvin R. Westbrook	62	2008	President and CEO of KRW Advisors, LLC	✓				✓
A: Audit Committee C: Compensation Committee N&G: Nominating & Corporate Governance Committee E: Executive Committee Chair ✓ Member

Item 2	Ratification of Independent Registered Public Accounting Firm	Item 3	Advisory Vote to Approve Executive Compensation	Item 4	Approval of 2018 Share Incentive Plan
✓ The Audit Committee of the Board of Trust Managers recommends that you vote FOR this proposal.
We are asking shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for 2018. Information on fees paid to Deloitte in 2016 and 2017 can be found on page 57.

✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to vote, in an advisory manner, to approve the executive compensation of our Named Executive Officers as described in the sections titled “Compensation Discussion and Analysis” beginning on page 25, the 2017 Summary Compensation Table on page 39, the accompanying compensation tables and the related narrative disclosures.

✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to approve the 2018 Share Incentive Plan as described in the section titled “Approval of 2018 Share Incentive Plan” beginning on page 60.

2018 Proxy Statement 3

Item 5	Approval of 2018 Employee Share Purchase Plan
✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to approve the 2018 Employee Share Purchase Plan as described in the section titled “Approval of 2018 Employee Share Purchase Plan” beginning on page 69.

2018 Proxy Statement 4

TRUST MANAGER NOMINEE HIGHLIGHTS

Our Trust Manager nominees bring a balance of experience and perspective. We believe our Board nominee demographic is positive and enhances our goal to develop a culture of strong corporate governance.

INDEPENDENCE
80%	20%

2018 Proxy Statement 5

GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance to promote the long-term interests of shareholders, strengthen management accountability and help maintain public trust in the Company. The Governance section beginning on page 10 describes our governance framework, which includes the following highlights:

●	10 Trust Manager Nominees	●	Regular Trust Manager Performance Assessment
●	8 Independent Trust Manager Nominees	●	Independent Audit, Compensation, and Nominating and Corporate Governance Committees
●	Annual Election of Trust Managers by Majority Vote	●	Regular Executive Sessions of Independent Trust Managers
●	Trust Manager Retirement Following Their 75th Birthday	●	Risk Oversight by Full Board and Committees
●	Robust Trust Manager Nominee Selection Process	●	Anti-Hedging Policy
●	Lead Independent Trust Manager	●	Share Ownership Guidelines

2018 Proxy Statement 6

2017 BUSINESS HIGHLIGHTS

We have reshaped our portfolio over the past several years through strategic capital recycling and have experienced internal growth from our operating portfolio. We believe this has resulted in better operational efficiencies and overall Company performance. Our key 2017 performance achievements are as follows:

●	Funds From Operations (“FFO”) for the twelve months ended December 31, 2017 totaled $4.53 per diluted share or $424.1 million.
●	2017 Same Property Net Operating Income (“NOI”) increased 2.2%, ahead of the midpoint of our original guidance of 1.8%.
●
We completed construction on three communities with a total cost of $223.2 million, stabilized two of these communities and an additional two previously-completed consolidated communities with a total aggregate cost of $221.9 million, and commenced construction on two new communities and a second phase of an existing consolidated community with a total budgeted cost of $228.0 million.

●	We acquired one operating property, Camden Buckhead Square, comprised of 250 apartment homes, located in Atlanta, Georgia for approximately $58.3 million.
●	We disposed of one 23-year old operating property located in Corpus Christi, Texas for gross proceeds of approximately $78.4 million.
●	We maintained our senior unsecured debt ratings of A-, A3, & BBB+ from Fitch, Moody's and Standard & Poor's, respectively.
●	We issued approximately 4.8 million common shares in a public equity offering and received approximately $442.5 million in net proceeds.
●
We paid an annualized dividend of $3.00 per share. In the first quarter of 2018, the Board declared a first quarter 2018 dividend of $0.77 per common share, a 2.67% increase to the Company's prior quarterly dividend.

KEY POINTS ON OUR EXECUTIVE COMPENSATION PROGRAM

●
Our Named Executive Officers’ annual incentives are directly tied to the achievement of pre-established corporate and individual performance objectives. In 2017, payouts for our executives were 113% of target, displaying alignment with actual performance, as discussed in the section "Short-Term Incentives," beginning on page 29.

●
Our Named Executive Officers elected to receive 50% of their 2017 bonus in shares and the majority of their compensation opportunity is tied to share price growth, which we believe directly ties their financial interests to those of our shareholders.

2018 Proxy Statement 7

Return to Shareholders

The Company has delivered consistent positive return to shareholders over time as shown below:

Camden Total Shareholder Return

Total shareholder returns are presented as of December 31, 2017 and calculated assuming dividend reinvestment in our common shares. (Source: KeyBanc Capital Markets)

The Company also has a long history of maintaining or increasing annual distributions to shareholders, as shown below.

5 Year Annual Distribution History1

1 Annualized dividend rate based upon the dividends on a Camden common share approved by the Board for the applicable year (not when the dividend was actually paid) and excludes a special cash dividend of $4.25 per share paid on September 30, 2016 consisting of gains on dispositions of properties.

$1.7B
Returned to Shareholders from 2013 through 20172

2018 Proxy Statement 8

2 Includes a special cash dividend of $4.25 per common share paid to our shareholders of record as of September 23, 2016.

Directional Relationship Between Pay and Key Metrics

The following illustrates the directional relationship between Company performance, based on three of our key operating metrics (FFO, NOI and Net Debt/Adjusted EBITDA ratio), and the compensation of our CEO1.
1 See Summary Compensation Table at Page 39 for calculation.

KEY COMPENSATION PRACTICES

WHAT WE DO

✓ Classify a significant portion of our Named Executive Officers’ total pay as time-based equity awards to promote retention and tie the value of these awards to future Company share price performance
✓ Use pre-determined objectives to determine Named Executive Officer compensation
✓ Apply sizable share ownership guidelines for Named Executive Officers
✓ Prohibit Named Executive Officers from hedging their Company shares, which precludes entering into any derivative transaction on Company shares (e.g., short sale, forward, option, collar)
✓ In-depth review of CEO’s and other Named Executive Officers’ goals and performance by an independent Compensation Committee made up of members of the Company’s Board of Trust Managers
✓ Utilize an independent compensation consultant
✓ Subject cash incentives and equity awards to clawback and forfeiture provisions

2018 Proxy Statement 9

GOVERNANCE OF THE COMPANY
Board Independence and Meetings

The Board believes the purpose of corporate governance is to ensure Camden maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices the Board believes promote this purpose, are sound, and represent best practices. The Board continually reviews these governance practices, the rules and listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission ("SEC") regulations, as well as best practices suggested by recognized governance authorities.
Currently, the Board has ten members (eight of which are independent), each of whom are nominated for reelection. To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on the NYSE and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts of interest or the appearance of conflicts of interest. The Board determined no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.
Board Leadership Structure; Board Role in Risk Oversight

Of the eight independent Trust Managers nominated for reelection at the annual meeting, four are currently serving or have served as a CEO and/or chairman of the board of public companies. With respect to the Company’s four other independent Trust Manager nominees, one was the founder and has been the CEO or senior executive of large media companies, one has been a senior executive of an international financial institution and has been the dean of a large public school of business administration, one is the CEO and Chairwoman of a privately-held technology company, and one is the Chancellor of a large public university system. Accordingly, we believe all of the Company’s independent Trust Manager nominees have demonstrated leadership in large enterprises and all are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Manager nominees, see “Proposal 1 - Election of Trust Managers” in this proxy statement.
The Board currently has three committees comprised solely of independent Trust Managers - Compensation, Nominating and Corporate Governance, and Audit-with each having a separate chair. Among various other duties set forth in the committee charters, (a) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman of the Board and CEO, President and other Named Executive Officers, (b) the Nominating and Corporate Governance Committee is responsible for succession planning and monitors Board performance, best practices in corporate governance and the composition of the Board and its committees, and (c) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the committee in fulfilling these responsibilities.
The entire Board is actively involved in overseeing risk management; however the Audit Committee charter provides for the Audit Committee to discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity and operational risks the Company is facing. The Board also engages in regular discussions regarding risk management and related matters with the Company’s CEO, President, Chief Financial Officer, and other officers as the Board may deem appropriate.
In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be associated with the executive compensation programs. We believe the leadership structure of the Board supports the Board’s effective oversight of risk management.
In accordance with the Company’s Bylaws and Guidelines on Governance, the Board is responsible for selecting the CEO and the Chairman of the Board. The Company’s Bylaws provide the Board will annually select the Chairman of the Board based upon such criteria as the Nominating and Corporate Governance Committee of the Board recommends and the

2018 Proxy Statement 10

Trust Managers believe to be in the best interests of the Company at a given point in time, and this process will include consideration of whether the roles of Chairman of the Board and CEO should be combined or separated based upon the Company’s needs and the strengths and talents of our executives at any given time.
Since the Company’s IPO in 1993, the Company’s Chairman of the Board has also served as its CEO. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served as President with responsibility for the management of the Company’s operations. Messrs. Campo and Oden are the Company’s co-founders and have partnered to lead the Company’s growth and success. Having Mr. Campo serve as both Chairman of the Board and CEO has eliminated the potential for confusion or duplicated efforts. The Company’s Guidelines on Governance require the appointment of a Lead Independent Trust Manager. We believe the Company has been well-served by this leadership structure and having one person serve as CEO and Chairman of the Board, coupled with a Lead Independent Trust Manager, is best for the Company and our shareholders.
Under the Company’s Bylaws and Guidelines on Governance, the Chairman of the Board is responsible for chairing Board meetings and annual shareholder meetings, setting the agendas for these meetings in consultation with the Lead Independent Trust Manager, and providing information to Board members in advance of and between Board meetings. Under the Company’s Guidelines on Governance, any Board member may recommend the inclusion of specific agenda items to the Chairman of the Board, the Lead Independent Trust Manager, or the appropriate committee chair and such recommendations will be accommodated to the extent practicable. Under the Company’s Guidelines on Governance, the Lead Independent Trust Manager is responsible for the following:

●	presiding at all meetings of the Board at which the Chairman of the Board is not present;
●
convening, developing the agenda for and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman of the Board any feedback, as appropriate;

●	assisting in the recruitment of Board candidates;
●	serving as principal liaison between the independent Trust Managers and the Chairman of the Board;
●	communicating with Trust Managers between meetings when appropriate;
●	consulting with the Chairman of the Board regarding the information, agenda and schedules of the meetings of the Board;
●	monitoring the quality, quantity and timeliness of information sent to the Board;
●	working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;
●	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;
●	recommending to the Chairman of the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
●	being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and
●	serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman of the Board.

2018 Proxy Statement 11

Executive Sessions
Pursuant to the Company’s Guidelines on Governance, our independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or employee Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session to be scheduled. The Lead Independent Trust Manager presides over these executive sessions. We believe the responsibilities assigned to the Lead Independent Trust Manager are consistent with generally accepted requirements for a “countervailing governance structure” when a company does not have an independent board chairman.
We believe, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Manager:

●
monitoring the performance of the Board and developing a high-performing Board by helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;

●	developing a productive relationship with the Chairman of the Board/CEO and ensuring effective communication between the Chairman of the Board/CEO and the Board; and
●	supporting effective shareholder communications.

As part of the review of the Company’s corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) annually evaluates the Board leadership structure to ensure it remains the optimal structure for the Company and its shareholders.
Board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. Our CEO serves as Chairman of the Board but the Board committees (other than the Executive Committee) are composed of and chaired by independent Trust Managers. In addition, our Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers. We believe this is the optimal board leadership structure for the Company and our shareholders.
Board Meetings and Board Committees

All of the Trust Managers attended 75% or more of meetings of the Board and the committees on which they served during 2017. We encourage all of our Trust Managers to attend the annual meeting and all of our Trust Managers except for one were present at last year’s annual meeting.
The following table identifies each committee of the Board, its members during 2017, its key functions and the number of meetings held during 2017. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees satisfies the applicable independence requirements of applicable law, the SEC and NYSE. Each committee reviews its respective written charter on an annual basis.

2018 Proxy Statement 12

Committee	Key Responsibilities	Members	2017 Meetings
Camden Property Trust Board of Trust Managers	● Strategic oversight; ● Corporate governance; ● Shareholder advocacy; and ● Risk oversight	Chair: Richard J. Campo Independent Lead Trust Manager: Kelvin R. Westbrook	7
Audit Committee Report: Page 56 Charter last amended October 25, 2016
● Oversee the integrity of the Company’s consolidated financial statements and its compliance with legal and regulatory requirements;
● Supervise the Company’s internal audit function;
● Oversee the independent registered public accounting firm’s qualifications, independence and performance;
● Appoint and replace the independent registered public accounting firm, approving the engagement fee of such firm and pre-approving audit services and any permitted non-audit services; and
● Review, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.

During 2017, no member of the Audit Committee served on more than two other public company audit committees.
		Chair: Frances Aldrich Sevilla-Sacasa 1 2 Members: ● Heather J. Brunner [2] ● Scott S. Ingraham ● Renu Khator [2] ● Kelvin R. Westbrook [3]	7
Compensation Committee Report: Page 24 Charter last amended February 15, 2013	● Establish the Company’s general compensation philosophy and oversee the Company’s compensation programs and practices; ● Review and approve corporate goals and objectives relevant to the compensation of Named Executive Officers, evaluate annually the performance of the Named Executive Officers in light of the goals and objectives, and determine the compensation level of each Named Executive Officer based on this evaluation; and ● Review and approve any employment, severance and termination agreements or arrangements to be made with any Named Executive Officer.	Chair: William F. Paulsen Members: ● Renu Khator [2] ● Steven A. Webster ● F. Gardner Parker [4]	2
Nominating and Corporate Governance Committee Charter last amended October 28, 2015	● Recommend new Trust Managers to serve on the Company's Board; ● Select the Trust Manager nominees for election at meetings of shareholders; ● Ensure the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company; and ● Develop and implement policies and processes regarding corporate governance matters, including the review, approval or ratification of any transactions between the Company and any Trust Manager or executive officer.	Chair: William B. McGuire, Jr. Members: ● Heather J. Brunner [2] ● Scott S. Ingraham ● Lewis A. Levey [4]	3
Executive Committee	● Approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money, in instances where a full Board meeting is not possible or practical; and ● Exercise all other powers of the Trust Managers in instances where a full Board meeting is not possible or practical, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or bylaws or under applicable law.	Chair: Richard J. Campo Members: ● William F. Paulsen ● Kelvin R. Westbrook	—
1 Ms. Sevilla-Sacasa is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, based on her expertise in accounting and financial management.
2 Appointed effective May 12, 2017.
3 Ceased serving on the Company's Audit Committee effective May 12, 2017.
4 Retired as Trust Manager effective May 12, 2017.

2018 Proxy Statement 13

Consideration of Trust Manager Nominees

Shareholder Nominees. The policy of the Nominating and Corporate Governance Committee is to consider all properly submitted shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described below under “Trust Manager Qualifications.” The Nominating and Corporate Governance Committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. Any shareholder nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

In addition, the Company’s Bylaws permit nominations of Trust Managers at any annual meeting of shareholders by the Board or a committee of the Board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by the Company’s Bylaws to its corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the annual meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the Bylaw provision by writing to the Company’s corporate secretary at the address set forth above. A copy of the Company’s Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated March 12, 2013.
Identifying and Evaluating Nominees. The Nominating and Corporate Governance Committee assesses whether any vacancies on the Board are expected. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will use a variety of methods to identify and evaluate nominees for Trust Manager. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted shareholder nominations for candidates to the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a Trust Manager candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other Trust Managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.
Trust Manager Qualifications. The Company’s Guidelines on Governance contain Board membership criteria which the Nominating and Corporate Governance Committee uses in evaluating nominees for a position on the Board. Under these criteria, a majority of the Board must be comprised of independent Trust Managers. The Nominating and Corporate Governance Committee works with the Board to determinate the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of each Trust Manager include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account an understanding of the Company’s business, including real estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters applicable to real estate investing and operations. However, the Nominating and Corporate Governance Committee supports the unique perspective leaders from other industries can bring to the Company. The

2018 Proxy Statement 14

Nominating and Corporate Governance Committee also considers a number of other factors, including a general understanding of business operations, finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment, educational and professional background, personal accomplishment, and geographic, gender, age and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent Trust Manager on an annual basis to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term. See the discussion starting on page 50 for a description of the key qualifications of each nominee.

Limits on Service on Other Boards. In the Company’s Guidelines on Governance, the Board recognizes its members benefit from service on the boards of other companies. The Board encourages this service but also believes it is critical Trust Managers have the opportunity to dedicate sufficient time to their service on Camden’s Board. To this end, the Company’s Guidelines on Governance provide employee Trust Managers may not serve on more than two public company boards in addition to Camden’s Board. Neither of the Company’s two employee Trust Managers currently serve on other public company boards. Individuals who serve on five or more other public company boards will not normally be asked to join the Board and individuals who serve on more than two other public company audit committees will not normally be asked to join Camden’s Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on Camden’s Board or Camden’s Audit Committee.
Term Limits; Retirement Age. Trust Managers hold office for one-year terms. The Company’s Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. As a result of this policy, Lewis A. Levey and F. Gardner Parker retired from the Board as of May 12, 2017, the date of the 2017 annual meeting of shareholders, and Heather J. Brunner and Renu Khator were appointed to the Board during 2017. The Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so.
The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of the Company, its shareholders, and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.
Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues, which guidelines are available on the Investors' section of the Company’s website at www.camdenliving.com. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, and share ownership of certain officers. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, Trust Managers and employees resolve ethical issues in an increasingly complex business environment, which code is available on the Investors' section of the Company’s website at www.camdenliving.com. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences, and obtaining assistance to help resolve ethical issues. The Company has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.

2018 Proxy Statement 15

Communication with the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to:

Lead Independent Trust Manager Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

Depending on the subject matter, the Lead Independent Trust Manager will:

●
forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding compensation, it will be forwarded to the chair of the Compensation Committee for review);

●
forward to management if appropriate (for example, if the communication is a request for information about the Company or its operations or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.
Share Ownership Guidelines
The Board has adopted a share ownership policy for Trust Managers and certain senior officers. The current share ownership policy for Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of $250,000 within three years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, achieved with the lesser of a multiple of base salary or number of shares, within five years of becoming a senior officer, as follows:

Named Executive Officer	Annual Salary Multiple	Number of Shares
CEO President	6 times	40,500
Chief Operating Officer Chief Financial Officer Executive Vice President	4 times	22,900
Senior Vice President	3 times	13,200

Each Trust Manager and senior officer is currently in compliance with the applicable ownership target guidelines.
Short Selling and Hedging Prohibition

The Company’s Guidelines on Governance provide that Trust Managers and officers may not make “short sales” of any equity security of the Company. Short sales are defined as sales of securities the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than twenty days after the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions.

2018 Proxy Statement 16

BOARD COMPENSATION
We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level required by members of the Board.
For 2017, we paid each non-employee Trust Manager an annual fee of approximately $55,000. A Trust Manager may elect to receive his or her annual fee in Camden shares. To the extent a Trust Manager elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the Trust Manager would have otherwise received). These shares will vest 25% on date of grant and 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years. In addition, each non-employee Trust Manager receives a fully-vested share award with a market value of approximately $100,000 on the date of grant upon his or her appointment to the Board and on each succeeding year he or she is reelected as a Trust Manager. In 2017, the following additional annual cash fees were paid:

Lead Independent Trust Manager	$25,000
Chair of the Audit Committee	$15,000
Chair of the Compensation Committee	$12,500
Chair of the Nominating and Corporate Governance Committee	$8,750
Member of the Audit Committee (other than the Chair)	$8,000
Member of the Compensation Committee (other than the Chair)	$2,500
Member of the Nominating and Corporate Governance Committee (other than the Chair)	$2,500
The additional annual cash fees paid to the Board Committee chairs were revised as follows effective May 17, 2018:

Chair of the Audit Committee	$20,000
Chair of the Compensation Committee	$15,000
Chair of the Nominating and Corporate Governance Committee	$12,500
We also reimburse Trust Managers for travel expenses incurred in connection with their activities on the Company’s behalf.
Trust Managers may elect to defer payment of their cash compensation and/or share awards under our deferred compensation plan, the Camden Property Trust Non-Qualified Deferred Compensation Plan.

2018 Proxy Statement 17

Director Compensation Table - Fiscal 2017
The table below summarizes the compensation the Company paid to each non-employee Trust Manager for 2017:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation(5)	Total
Heather J. Brunner	$19,222	$155,076	—	—	$174,298
Scott S. Ingraham	10,500	182,595	—	—	193,095
Renu Khator	19,222	155,076	—	—	174,298
Lewis A. Levey (6)	9,167	60,853	—	—	70,020
William B. McGuire, Jr.	8,333	182,595	—	$111,624	302,552
F. Gardner Parker (6)	1,667	60,853	—	—	62,520
William F. Paulsen	11,667	182,595	—	145,831	340,093
Frances Aldrich Sevilla-Sacasa	12,667	182,595	—	—	195,262
Steven A. Webster	2,500	182,595	—	—	185,095
Kelvin R. Westbrook	21,667	182,595	—	—	204,262

(1)
Richard J. Campo, Chairman of the Board and CEO, and D. Keith Oden, President, are not included in this table as they are employees and thus receive no additional compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 39.

(2)	This column reflects the annual cash fees paid in 2017 to the non-employee Trust Managers and for service on Board committees as described above.

(3)
The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the audited consolidated financial statements for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

On May 12, 2017, each non-employee Trust Manager (other than Messrs. Levey and Parker who did not continue as Trust Managers after our 2017 Annual Meeting of Shareholders) received an annual fully vested share award with a grant date fair value of $100,000 (with the difference between the $100,000 amount and the amount referenced above being due to rounding to whole shares). On May 12, 2017, each non-employee Trust Manager elected to receive a share award with a grant date value of $82,500 (150% of the value of the cash the Trust Manager would have received otherwise), that vests over three years as described above. The difference between the $82,500 and the amount referenced above being due to rounding to whole shares. The differences in the payments to Mses. Brunner and Khator detailed above is due to the timing of their appointment to the Board.

2018 Proxy Statement 18

As of December 31, 2017, none of the non-employee Trust Managers held any vested or unvested ordinary share options and such persons held the following numbers of unvested share awards, in each case related to non-employee Trust Manager annual fees:

Name	Unvested Share Awards
Heather J. Brunner	756
Scott S. Ingraham	1,509
Renu Khator	756
Lewis A. Levey	—
William B. McGuire, Jr.	—
F. Gardner Parker	—
William F. Paulsen	—
Frances Aldrich Sevilla-Sacasa	1,509
Steven A. Webster	—
Kelvin R. Westbrook	1,509

(4)	The Company does not have a pension plan. There were no earnings on non-qualified deferred compensation for Trust Managers which were above-market or preferential.

(5)
Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties, Inc. for secretarial and computer-related services, and office facilities. These benefits are not provided with respect to, nor are they contingent upon, their respective service on the Board.

(6)	Messrs. Levey and Parker retired from the Board effective May 12, 2017. They did not receive any amounts related to service subsequent to such time.

2018 Proxy Statement 19

EXECUTIVE OFFICERS

There are no family relationships among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board.
The Company’s current Named Executive Officers and their ages, current positions and recent business experience (all of which was with the Company) are as follows:

Name	Age	Position
Richard J. Campo	63	Chairman of the Board and CEO (May 1993-present)
D. Keith Oden	61	President (March 2008-present); President and Chief Operating Officer (May 1993-March 2008)
H. Malcolm Stewart	66	Chief Operating Officer (March 2008-present)
Alexander J. Jessett	43
Executive Vice President-Finance, Chief Financial Officer and Treasurer (December 2014-present); Senior Vice President, Chief Financial Officer and Treasurer (May 2013-December 2014); Senior Vice President - Finance and Treasurer (December 2009-May 2013)

William W. Sengelmann	59	Executive Vice President-Real Estate Investments (December 2014-present); Senior Vice President - Real Estate Investments (March 2008-December 2014)

2018 Proxy Statement 20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows how many shares were owned by the Trust Managers, nominees for Trust Manager and executive officers as of March 20, 2018, including shares such persons had a right to acquire within 60 days after March 20, 2018 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares as of March 20, 2018. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group, Inc.(5)	15,149,991	16.3%
BlackRock, Inc.(6)	11,940,510	12.9%
State Street Corporation (7)	4,833,549	5.2%
D. Keith Oden (8)	996,950	1.1%
Richard J. Campo (9)	970,656	1.0%
William B. McGuire, Jr.(10)	515,005	*
William F. Paulsen(11)	415,253	*
H. Malcolm Stewart(12)	400,770	*
Scott S. Ingraham	152,775	*
Steven A. Webster	129,643	*
William W. Sengelmann	72,139	*
Alexander J. Jessett	44,924	*
Kelvin R. Westbrook	19,733	*
Frances Aldrich Sevilla-Sacasa	13,779	*
Renu Khator	2,130	*
Heather J. Brunner	2,130	*
All Trust Managers and executive officers as a group (13 persons)(13)	3,735,887	3.9%
*    Less than 1%

(1)
The address for Mses. Sevilla-Sacasa, Brunner, and Khator, and Messrs. McGuire, Paulsen, Ingraham, Webster, Westbrook, Oden, Campo, Stewart, Jessett, and Sengelmann, is c/o Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

(2)
These amounts include shares the following persons had a right to acquire within 60 days after March 20, 2018 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. Each partnership unit is exchangeable for one common share. Each option represents the right to receive one common share upon exercise. The Company may elect to pay cash instead of issuing shares upon a tender of units for exchange.

2018 Proxy Statement 21

	Vested Options Held in a Rabbi Trust	Other Vested Options	Units of Limited Partnership Interest
D. Keith Oden	655,041	26,429	—
Richard J. Campo	655,650	26,429	—
William B. McGuire, Jr.	—	—	414,803	(a)
William F. Paulsen	—	—	355,115
H. Malcolm Stewart	128,215	—	—
Scott S. Ingraham	80,291	—	—
Steven A. Webster	20,799	—	—
William W. Sengelmann	15,705	—	—
Alexander J. Jessett	—	—	—
Kelvin R. Westbrook	—	—	—
Frances Aldrich Sevilla-Sacasa	—	—	—
Renu Khator	—	—	—
Heather J. Brunner	—	—	—
All Trust Managers and executive officers as a group (13 persons)(13)	1,555,701	52,858	769,918

(a)	Includes 60,000 units held by a family limited partnership, and 354,803 units held in a trust of which Mr. McGuire is trustee.

(3)	The amounts exclude the following unvested share awards:

D. Keith Oden	66,620
Richard J. Campo	66,620
William B. McGuire, Jr.	—
William F. Paulsen	—
H. Malcolm Stewart	—
Scott S. Ingraham	744
Steven A. Webster	—
William W. Sengelmann	22,147
Alexander J. Jessett	22,762
Kelvin R. Westbrook	744
Frances Aldrich Sevilla-Sacasa	744
Renu Khator	504
Heather J. Brunner	504
All Trust Managers and executive officers as a group (13 persons)(13)	181,389

(4)
On March 20, 2018, 2,852,701 common shares were held in the Company’s deferred benefit plans, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.

(5)
As reported in Amendment No. 15 to Schedule 13G filed with the SEC on February 7, 2018, The Vanguard Group, Inc. ("Vanguard") stated it possessed sole voting power over 179,659 shares, shared voting power over 139,236 shares, sole dispositive power over 14,945,423 shares and shared dispositive power over 204,568 shares. We believe these shares include the shares separately reported in Amendment No. 8 to Schedule 13G filed with the SEC on February 1, 2018, Vanguard Specialized Funds - Vanguard REIT Index Fund stating it possessed sole voting power over 6,239,159 shares. The Schedule 13G/A filed by Vanguard also states that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 41,632 shares as a result of its serving as investment

2018 Proxy Statement 22

manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 300,963 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
As reported in Amendment No. 9 to Schedule 13G filed with the SEC on January 17, 2018, BlackRock, Inc. possessed sole voting power over 11,246,491 shares and sole dispositive power over 11,940,510 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)
As reported in Schedule 13G filed with the SEC on February 14, 2018, State Street Corporation possessed shared voting power over 4,833,549 shares and shared dispositive power of 4,833,549 shares. The address of State Street Corporation is One Lincoln Street, Boston, Massachusetts, 02111.

(8)	Includes 99,856 shares held by a family trust.

(9)	Includes 120,344 shares held by a family trust.

(10)	Includes 100,202 shares held by a family trust.

(11)	Includes 21,700 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.

(12)
Includes 115,000 shares pledged by Mr. Stewart to a financial institution as security for a loan or other extension of credit to Mr. Stewart. Upon a default under the agreement governing such loan, such financial institution may sell the shares.

(13)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose.

2018 Proxy Statement 23

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

William F. Paulsen, Chair
Renu Khator
Steven A. Webster

Compensation Committee Interlocks and Insider Participation

During 2017, the Compensation Committee consisted of William F. Paulsen, Renu Khator, Steven A. Webster and F. Gardner Parker (until the time of his retirement from the Board on May 12, 2017). None of these persons has been an employee or officer of the Company nor has any relationship or affiliation with the Company requiring disclosure by the Company under SEC rules requiring disclosure of certain relationships and related person transactions. None of the Company’s executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2017.

2018 Proxy Statement 24

Compensation Discussion and Analysis

Overview
This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2017 for the Company’s Named Executive Officers, who are:

●	Chairman of the Board and CEO, Richard J. Campo;

●	President, D. Keith Oden;

●	Chief Operating Officer, H. Malcolm Stewart;

●	Executive Vice President-Finance, Chief Financial Officer and Treasurer, Alexander J. Jessett; and

●	Executive Vice President-Real Estate Investments, William W. Sengelmann.

Our shareholders approved the Company’s executive compensation program at the 2017 annual meeting of shareholders by an approximate 95.4% affirmative vote. Based on this high level of support, the Compensation Committee did not change its general approach to executive compensation for 2017. The Compensation Committee will continue to consider the outcomes of our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
Pay for Performance

“The compensation of our Named Executive Officers should be and is tied to those performance metrics we believe are most highly correlated to growth in long-term shareholder value.”
William F. Paulsen, Compensation Committee Chairman

At Camden, both the Board and our management team believe consistently strong operating results equate to long-term shareholder value creation. For 2017, approximately 86.1% of Mr. Campo’s total compensation and approximately 82.5% of the total compensation for our other Named Executive Officers, as reported in the Summary Compensation Table, was not guaranteed but was tied directly to performance and/or the value of our shares, as depicted in the following pay mix charts.

2018 Proxy Statement 25

Key Executive Compensation Performance Metrics of Achievement1
It is our goal to set challenging, yet achievable goals for our management team. The key performance metric achievements used to determine the compensation of our Named Executive Officers for 2017 is listed below.

●	We consider FFO per share a key metric. In 2017, FFO per share was $4.53, which was within the range of our original guidance of $4.46 to $4.66.
●	Same Property NOI growth illustrates our ability to grow in current markets. In 2017, Same Property NOI growth was 2.2%, which was within the range of our original guidance of 0.8% to 2.8%.[2]
●	In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Net Debt/Adjusted EBITDA[3] Ratio as a key metric. In 2017, our ratio was 4.3x, down from 4.5x in 2016.
●
We continually assess our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, yields from stabilized new development projects are a key metric. In 2017, the yield on stabilized new development projects averaged 0.22% below targeted pro forma yields.

1 A reconciliation of net income attributable to common shareholders to FFO, EPS and Adjusted EBITDA for the year ended December 31, 2017 is contained in the Company’s 2017 Annual Report on Form 10-K and/or in its earnings release furnished on a Current Report on Form 8-K filed on February 1, 2018.

2 The Company defines same property communities for 2017 as communities owned and stabilized since January 1, 2016, excluding assets held for sale and defines NOI as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2017 is contained in the Company’s 2017 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on February 1, 2018.

3 Net Debt/Adjusted EBITDA Ratio is defined by the Company as the average notes payable less the average cash balance and short-term investments over the period (“Net Debt”) divided by Adjusted EBITDA (“Adjusted EBITDA”). The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (“EBITDA”), including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.

Company’s Compensation Philosophy
Executive Compensation Objectives.

●	Support the Company’s business strategy and business plan by clearly communicating what is expected of Named Executive Officers with respect to goals and results and by rewarding achievement;

●
Attract, motivate and retain Named Executive Officers who have the motivation, experience and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth and total return to shareholder objectives; and

●	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation.
Mix of Compensation Elements. When setting compensation, the Compensation Committee seeks to achieve a balance between:

●	Fixed and variable pay;

●	Short-term and long-term pay; and

●	Cash and equity.
As highlighted above, the mix of executive compensation elements for the Named Executive Officers is heavily weighted toward variable and equity-based compensation to align compensation with performance and shareholder value. In awarding annual incentives, the Compensation Committee sets financial and operating performance goals at the corporate

2018 Proxy Statement 26

level while holding Named Executive Officers accountable for their level of success in attaining specific goals through individual performance assessment.
Determination of Compensation
Compensation Committee. Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the Named Executive Officers.
The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of compensation programs.
Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultants.
Executive Officer Roles in Setting Compensation. Messrs. Campo and Oden make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each Named Executive Officer, including themselves, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. For each Named Executive Officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.
Competitive Considerations. The Company operates and recruits talent across diverse markets and makes each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and Named Executive Officers, the Compensation Committee believes reviewing external compensation should be only one of a variety of factors for establishing compensation. Therefore, the Compensation Committee generally reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Compensation Committee’s outside compensation consultant, Longnecker & Associates (“Longnecker”), industry studies and compensation surveys as well as publicly-available information regarding a peer group of public REITs listed and discussed below. In reviewing these studies and surveys, the Compensation Committee considers aggregate information only and does not focus on any particular company within these studies and surveys (other than the peer companies specified below).
Compensation Consultant. The Compensation Committee retained Longnecker, a consulting firm specializing in executive compensation and corporate governance, to provide advice on the Company’s executive compensation program for 2017. Neither Longnecker nor any of its affiliates provided any services to the Company or any of its affiliates during 2017 except for the executive compensation consulting services provided to the Compensation Committee. In 2017, Longnecker’s services for the Compensation Committee included: (i) advising the Compensation Committee with regards to Company goal setting; (ii) advising the Compensation Committee with respect to determining the membership of the Company’s 2017 Peer Group, as described below; and (iii) advising the Compensation Committee with respect to the amount and form of compensation for the Named Executive Officers, as described below. The Compensation Committee has assessed the independence of Longnecker and believes its engagement of Longnecker raises no conflicts of interest with the Company or any of its Board members or executive officers.

2018 Proxy Statement 27

Company’s 2017 Peer Group. In 2017, the Compensation Committee performed a comprehensive review of the peer group of companies considered by the Compensation Committee in making executive compensation decisions because of the relatively few companies that the Compensation Committee had considered peers for this purpose in the past that continued, due to merger and acquisition activity, to be publicly-traded at the end of 2016. The Compensation Committee, with the advice of Longnecker, selected the companies identified in the chart below to make up the Company’s peer group considered by the Compensation Committee in making its executive compensation decisions for 2017. The Compensation Committee selected these companies because they were public REITs that the Compensation Committee considered to be similar to the Company when taking the following factors into account (in the aggregate, with no one factor being determinative): engaged in business in the same or similar markets as the Company, market capitalization, target markets, asset quality, financial and organization structure, as well as companies which potentially compete for executive talent.

Camden Property Trust Peer Group
American Campus Communities, Inc.	Federal Realty Investment Trust
American Homes 4 Rent	GEO Group, Inc.
Apartment Investment and Management Co.	Liberty Property Trust
AvalonBay Communities, Inc.	Macerich Company Properties, Inc.
Duke Realty Corporation	Mid-America Apartment Communities, Inc.
Equity Commonwealth	National Retail Properties, Inc.
Equity LifeStyle Properties, Inc.	Sun Communities, Inc.
Essex Property Trust, Inc.	UDR, Inc.
Extra Space Storage Inc.

Elements of Total Annual Direct Compensation
For the Named Executive Officers, we believe equity and performance-based compensation should be a higher percentage of total compensation than for other officers of the Company. We believe equity and performance-based compensation should be tied directly to achievement of strategic and financial goals and to building shareholder value, and that the performance of Named Executive Officers has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a Named Executive Officer’s compensation, the Compensation Committee considers the total direct compensation which may be awarded to such officer, including salary, annual bonus, performance awards, and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to its compensation philosophy when all elements of potential compensation are considered.

Compensation Element	Purpose
Base Salary	Attract and retain high-performing leaders with a competitive level of fixed compensation that reflects responsibilities, experience, value to the Company, and demonstrated performance.
Annual Incentive	Motivate executives to achieve financial and non-financial key performance objectives.
Long-Term Incentive Compensation	Align the interests of executives with shareholders by tying award values to long-term Company performance and promote retention and stability among the management team.
Base Salary
Salaries for the Named Executive Officers are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

●	the nature and responsibility of the position;

2018 Proxy Statement 28

●	the impact, contribution, expertise, and experience of the individual Named Executive Officer;

●	the importance of retaining the individual along with the competitiveness of the market for the individual Named Executive Officer’s talent and services;

●	internal equity relative to compensation among the Company’s Named Executive Officers and external equity relative to compensation of Named Executive Officers in the peer group; and

●	the recommendations of Messrs. Campo and Oden (as to the other Named Executive Officers).
Merit-based increases in base salary may also be awarded to the Named Executive Officers’ from time to time based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of Company-wide goals and, with respect to the other Named Executive Officers, the achievement of Company-wide goals as well as individual goals which relate to their respective areas of responsibility.
2017 Increases. The Compensation Committee increased each Named Executive Officer’s annual base salary level in 2017. The Compensation Committee determined that these increases were reasonable based on its review of salary levels for similar positions in the peer group of companies in order to maintain competitive salary levels for the Named Executive Officers. The following table provides the 2016 and 2017 salaries for each Named Executive Officer.

Named Executive Officer	2016 Salary	2017 Salary	% Change
Richard J. Campo	$517,734	$533,266	3.0%
D. Keith Oden	517,734	533,266	3.0%
H. Malcolm Stewart	438,455	451,609	3.0%
Alexander J. Jessett	334,184	394,000	17.90%
William W. Sengelmann	337,653	387,000	14.61%

Short-Term Incentives
Annual Bonus. The Compensation Committee has established a bonus target, as a percentage of base salary, for each Named Executive Officer. The 2017 target bonus percentage for each of Messrs. Campo and Oden was 250%, and the target bonus percentage for each of the other Named Executive Officers was 200%. In determining the target bonus for each Named Executive Officer, the Compensation Committee takes into account the Named Executive Officer’s position and scope of responsibility within the Company, the Named Executive Officer’s compensation relative to the Company’s other executives and competitive considerations, including the bonus opportunities provided to similarly situated executives within the Company’s peer group. The actual payout for each executive is based on Company and/or individual performance metrics, as discussed in detail below.
To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in Camden shares. To the extent a Named Executive Officer elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash portion of the annual bonus the Named Executive Officer would have otherwise received). Historically, most Named Executive Officers have elected to receive the maximum 50% in shares (and all of the Named Executive Officers elected to receive the maximum in shares for 2017), further aligning compensation with the creation of shareholder value over a longer term. The shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years1.
1Subject to accelerated vesting upon recipient becoming Retirement Eligible (as defined in the Company’s 2011 Share Incentive Plan) or as described in “Potential Payments Upon Termination or Change in Control” below.

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The annual bonus process for the Named Executive Officers involves the following basic steps:

Step 1 Set Company Financial Goals
The Compensation Committee discusses recommendations for financial performance measures and performance ranges for the Company with the Chairman of the Board/CEO and the President, and then sets performance goals for the Company.

Step 2 Setting Other Performance Objectives
For Named Executive Officers other than Messrs. Campo and Oden, the Compensation Committee approves other performance objectives for the executive and his individual area of responsibility. These objectives take into account the recommendations of the Chairman of the Board/CEO and the President and are intended to account for performance beyond purely financial measures.

Step 3 Setting Weightings of Goals and Objectives
The Compensation Committee approves the weightings of the financial goals and other performance objectives to help incentivize a high level of performance by the individual executive. These weightings take into account the recommendations of the Chairman of the Board/CEO and the President.

Step 4 Measuring Performance
After the end of the year, the Compensation Committee reviews actual performance against each of the financial goals and other performance objectives established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior Named Executive Officers’ compensation should be tied to Company performance measures, the higher the individual’s position, the more heavily the bonus opportunity is weighted by the Company’s performance.

	Messrs. Campo and Oden Mr. Stewart Messrs. Jessett and Sengelmann	100% Company performance 75% Company/25% Individual 50% Company/50% Individual
Step 5 Final Bonus Determination
The next step in the process is to determine each Named Executive Officer's actual bonus taking into account the Named Executive Officer's target bonus opportunity and actual performance results achieved for the year.

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Listed below are the Company performance goals which were established for 2017 and utilized by the Compensation Committee to determine 2017 annual bonuses for the Named Executive Officers, along with the weightings assigned to each goal and the Company’s 2017 performance and achievement of the performance goals. These goals and weightings were also used by the Compensation Committee to determine performance awards and long-term compensation payments for the Named Executive Officers for 2017 as discussed in more detail below.

Performance Criteria		Weight	Performance	Achievement
FFO	● Achieve FFO per share of $4.46 to $4.66 [1]	30%	$4.53	93%

NOI	● Achieve same property NOI growth of 0.8% to 2.8% [2]	30%	2.2%	121%

Net Debt/Adjusted EBITDA	● Maintain annualized Net Debt/Adjusted EBITDA of 4.8x to 4.3x	25%	4.3x	150%

Developments	● Achieve the underwritten yields on new developments [3]	15%	6.47%	78%

Total		100%		113%
Based on the achievements and weightings described above, the Compensation Committee determined the overall achievement percentage of Company performance for 2017 was 113%.
1 A reconciliation of net income to FFO for the year ended December 31, 2017 is contained in the Company’s 2017 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on February 1, 2018.
2 The Company defines same property communities for 2017 as communities owned and stabilized since January 1, 2016, including assets held for sale, and defines NOI as total property income less property operating and maintenance expenses less real estate taxes. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2017 is contained in the Company’s earnings release furnished on a Current Report on Form 8-K filed on February 1, 2018. For 2017, the Company’s same property NOI growth grew by 2.2% outpacing the midpoint of our original guidance.
3 Based on the following developments: The Camden, Camden Gallery, Camden Lincoln Station, and Camden Victory Park.

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For Messrs. Stewart, Jessett and Sengelmann, the goals and weightings were based on both corporate and individual performance. The following individual goals, with the weightings set forth below, were established for 2017 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine the 2017 annual bonus and long term compensation payments:

Executive/Weightings	Metric	Weighting
	The achievement of same property NOI budget	35%
	The completion of construction and facilities projects in accordance with the time schedule and budget	25%
	The management of various Company strategic and business programs	15%
	The achievement of same property revenue growth in the top half of market competitors	10%
	The achievement of departmental budgets	5%
	The effectiveness in training, mentoring and developing management personnel	5%
	The effectiveness in developing and promoting corporate culture to employees	5%

Alexander J. Jessett

Corporate
50%
Individual
50%

	The effectiveness in supervising financial reporting and forecasting and related functions, systems and personnel	40%
	The effectiveness in managing the Company’s balance sheet	40%
	The effectiveness in managing the Company’s insurance function	10%
	The effectiveness in overseeing the internal audit function	5%
	The effectiveness in communicating Camden vision, strategy and culture to employees	5%

William W. Sengelmann

Corporate
50%
Individual
50%

	The completion of developments at or above targeted yields and budgets	30%
	The consummation of the targeted level of acquisitions	30%
	The commencement of construction of budgeted new development projects	15%
	The addition of new projects to the development pipeline	15%
	The achievement of departmental budgets	5%
	The effectiveness in communicating corporate culture to employees	5%

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As described above, each of the Named Executive Officers elected to receive 50% of the executive's annual bonus in the form of a share award. The following table shows each Named Executive Officer's total 2017 annual bonus before the share award conversion and the portion of each Named Executive Officer's 2017 annual bonus paid that was paid in cash, with the balance having been converted to a share award as described above.

Named Executive Officer	Total 2017 Annual Bonus	Portion of 2017 Annual Bonus Paid in Cash
Richard J. Campo	$1,343,565	$671,783
D. Keith Oden	1,343,565	671,783
H. Malcolm Stewart	977,000	488,500
Alexander J. Jessett	875,000	437,500
William W. Sengelmann	743,000	371,500

The amounts of the annual bonus paid to each Named Executive Officer in the form of cash and share awards are set forth in the table below under “2017 Compensation Decisions” in the columns under “Annual Bonus.” (page 36). In accordance with SEC rules, the portion of the annual bonus paid in cash is reported in the Summary Compensation Table (page 39) in the column under “Non-Equity Incentive Plan Compensation” for 2017, while the portion of the annual bonus paid in shares will be reported in the Summary Compensation Table in the proxy statement for the Company’s 2019 annual meeting in the column under “Stock Awards” because the shares are not issued until 2018.

Performance Award. The compensation program provides for an additional award linked to corporate annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals, which the Compensation Committee believes correlate closely with growth of long-term shareholder value. These goals are outlined on page 29 under Performance Criteria.
The Named Executive Officers are awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company and is set forth in the table below. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate declared during the year for holders of the Company’s common shares based on the achievement of corporate performance goals.
Based on the weighted achievement level of corporate goals under the performance award program being 113%, each of the Named Executive Officers received the following cash payments in 2017 under the Performance Award Program for performance in 2017 based on the following number of notional shares held by the Named Executive Officer:

Named Executive Officer	Number of Notional Shares	2017 Cash Payments
Richard J. Campo	60,000	$203,400
D. Keith Oden	60,000	203,400
H. Malcolm Stewart	50,000	169,500
Alexander J. Jessett	35,000	118,650
William W. Sengelmann	35,000	118,650
These cash payments are reflected in the table below under “2017 Compensation Decisions” in the column entitled “Performance Award” (page 36), and are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table (page 39).

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Long-Term Incentive Compensation
Purpose. The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time. The objective of the program is to align compensation for the Named Executive Officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value.
Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the Named Executive Officers only if the share price increases from the date of grant. Share awards are impacted by all share price changes, so the value to the Named Executive Officers is affected by both increases and decreases in share price from the market price at the date of grant.
Long-Term Compensation Awards. In February 2018, the Compensation Committee awarded share awards to each Named Executive Officer. In determining the level of each executive’s grant, the Compensation Committee also takes into account the executive’s position and scope of responsibility within the Company, the Compensation Committee's assessment of the executive's overall individual performance and contributions, and the executive’s compensation relative to the Company’s other executives and competitive considerations, including the long-term incentive opportunities provided to similarly situated executives with the Company’s peer group.
As described above, each Named Executive Officer also elected to receive a portion of his annual bonus for 2017 in the form of a share award. The number of shares subject to each award is set forth below.

Named Executive Officer	Grant Date	Number of Shares	Award Type
Richard J. Campo[1]	2/15/18	14,086	Share Award
	2/15/18	12,181	Annual Bonus-Share Award
D. Keith Oden	2/15/18	14,086	Share Award
	2/15/18	12,181	Annual Bonus-Share Award
H. Malcolm Stewart[1]	2/15/18	10,241	Share Award
	2/15/18	8,858	Annual Bonus-Share Award
Alexander J. Jessett	2/15/18	5,440	Share Award
	2/15/18	7,933	Annual Bonus-Share Award
William W. Sengelmann	2/15/18	5,278	Share Award
	2/15/18	6,736	Annual Bonus-Share Award
1 Mr. Campo's unvested share awards will vest in August 2019, the date he will become Retirement Eligible. Mr. Stewart became Retirement Eligible in 2016 and all new share awards granted to him vest on date of grant. None of the other Named Executive Officers are currently Retirement Eligible.
Subject to the “Retirement Eligibility” designation provided for in the Company’s 2011 Share Incentive Plan which provides for accelerated vesting of share awards for those plan participants 65 years old and above with ten years of service and the acceleration of awards as described under “Potential Payments Upon Termination or Change in Control” below, (i) share awards made in 2017 vest in three equal annual installments beginning on February 15th in the year following the year of grant; and (ii) annual bonus share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th in the year following the year of grant. The grant date fair values of the annual bonus and other share awards granted in February 2018 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2019 annual meeting of shareholders.

In February 2017, the Compensation Committee also approved annual bonus and share awards for each of the Named Executive Officers based on 2016 performance. These awards are described in the Company’s proxy statement for its 2017 annual meeting. Pursuant to SEC rules, the grant date fair values of the annual bonus and other share awards granted in February 2017 are included in the Summary Compensation and Grants of Plan-Based Awards tables below in this proxy statement as 2017 compensation.

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Reload Options. Pursuant to the Company’s 2002 Share Incentive Plan, upon the vesting of 20,000 or more options, the holder had the right to exercise some or all of their vested options by paying the exercise price with shares (the “Mature Shares”) which had been held by the holder for at least six months prior to the exercise date date (the “Incentive Exchange Right”). Upon the exercise of options through this right, the holder would be deemed to have exchanged the Mature Shares for replacement shares without the requirement of tendering the Mature Shares to the Company, and would receive a number of additional shares from the Company equal to the total number of shares covered by the options minus the number of Mature Shares used to pay the exercise price for the options (the “Incentive Payment Shares”). As of the date of this filing and as noted below, no stock options remain outstanding with these Incentive Exchange Rights.
Upon the exercise of this right, the holder received a share grant by depositing with the Company 25% of the Incentive Payment Shares. Upon deposit of these shares, the Company granted to the holder a number of shares in an amount equal to 32.5% of the Incentive Payment Shares. These additional Incentive Payment Shares received from the Company were allocated between “Bonus Shares” and “Additional Bonus Shares” and were subject to time-based vesting as follows:

Allocation of Additional Incentive Payment Shares		Vesting
Bonus Shares	19.25%	10% year 1 10% year 2 80% year 3
Additional Bonus Shares	80.75%	10% year 1 10% year 2 10% year 3 10% year 4 60% year 5
If a holder terminates his employment prior to the completion of these periods, the unvested portion of the Bonus Shares and the Additional Bonus Shares are forfeited.
Upon exercise of this right, the number of options as to which this right was exercised were “reloaded” and reissued to the holder, with these reissued options representing the right to purchase a number of shares equal to the number of options exercised less the number of Incentive Payment Shares. Upon being reloaded, each reload option again represented the right to purchase a share at an exercise price equal to the fair market value of the share on the date of the notice of exercise of the Incentive Exchange Right. The reloaded options were fully vested on the date of issuance and the exercise period was the lesser of (i) ten years or (ii) the term of the original option, beginning on the date of exercise of the options being reloaded. In 2017, Messrs. Campo and Oden exercised reload options and received additional shares upon such exercise and also received additional options upon such exercise.
This was a historical process for those participants that received options under the Company’s 2002 Share Incentive Program. It is important to note this is not currently an “on-going” process with regards to awards issued under the Company’s 2011 Share Incentive Plan, none of the Company’s equity awards granted in 2017 carry these Incentive Payment Share and reload option rights, and all of the Company’s obligations to grant Incentive Payment Shares and reload options with respect to past award grants have been satisfied as of the date of this filing.

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2017 Compensation Decisions
The table below presents the 2017 compensation for each Named Executive Officer in the manner the Compensation Committee considers compensation for the Named Executive Officers, as explained below. This table differs from compensation reported in the 2017 Summary Compensation Table in that it reflects the value of our Named Executive Officers’ long-term equity incentive awards in the performance year for which they were earned, rather than the year in which they were granted (e.g., long-term compensation awards granted in February 2018 for 2017 performance are shown in the table below as 2017 compensation). While compensation reported in the 2017 Summary Compensation Table is useful, the disclosure rules of the SEC do not take into account the retrospective nature of our executive compensation program and therefore create a one-year lag between the value of our Named Executive Officers’ long-term compensation awards and the performance year for which they were earned (e.g., long-term equity incentive awards granted in February 2018 for 2017 performance will not, in accordance with the SEC’s rules, be shown in the Summary Compensation Table until our 2019 Proxy Statement as 2018 compensation). This table supplements, and does not replace, the 2017 Summary Compensation Table on page 39.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award (1)	Performance Award	Share Award (1)	Total
Richard J. Campo	$533,266	$671,783	$1,007,734	$203,400	$1,165,335	$3,581,518
D. Keith Oden	533,266	671,783	1,007,734	203,400	1,165,335	3,581,518
H. Malcolm Stewart	451,609	488,500	732,822	169,500	847,238	2,689,669
Alexander J. Jessett	394,000	437,500	656,297	118,650	450,051	2,056,498
William W. Sengelmann	387,000	371,500	557,259	118,650	436,649	1,871,058

(1)
The dollar amount reported is the aggregate grant date fair value of share awards earned in 2017 computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company's audited consolidated financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017.

Policy Regarding Clawback of Compensation
The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of the Company’s securities). In such a situation, the Board would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to a Named Executive Officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results. These actions would be taken only if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the Named Executive Officer which resulted in performance targets being achieved which would not have been achieved absent such misconduct.
Deferred Compensation Plans and Termination Payments
Deferred Compensation Plans. The Company maintains a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation and share awards and, prior to 2005, certain options granted under the Company’s share incentive plans. We believe that providing these individuals with the opportunity to defer compensation is a cost-effective way to permit them to receive the tax benefits associated with delaying the income tax event on the deferred amount, even though the related deduction for the Company is also deferred.
Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided its Named Executive Officers with the ability to receive severance payments, plus, in some cases, a gross-up payment, if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which would be provided in connection with a change in control are also intended to motivate Named Executive Officers to remain with the Company through the transaction despite the uncertainty

2018 Proxy Statement 36

and dislocation which arises in the context of change in control situations. These potential payments are summarized below and more fully described under “Potential Payments Upon Termination or Change in Control” (page 46). The Company did not approve any new arrangements in 2017 that include tax gross-up provisions.
Perquisites and Other Personal Benefits. The Company does not provide material perquisites or other benefits to the Named Executive Officers. The Named Executive Officers participate in the Company’s 401(k) and other benefit plans on the same terms as other employees.
Employment Agreements
The Company enters into employment agreements with all of its Named Executive Officers. These employment agreements are more fully described below under “Employment Agreements” (page 42).
Compensation Policies and Practices Relating to Risk Management
The Compensation Committee conducts regular analytical reviews focusing on several key areas of the Company’s compensation program for the Company’s Named Executive Officers, including external market compensation data, pay mix, selection of performance metrics, goal setting process, and internal equity (compensation differences between individuals) on the payment of compensation. These reviews provided a process to consider if any of the Company’s current programs, practices or procedures regarding Named Executive Officer compensation should be altered to help ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.
As a result of this process, the Compensation Committee concluded that while a significant portion of the Company’s Named Executive Officer compensation program is performance-based, the program does not encourage excessive or unnecessary risk-taking and the Company’s policies and procedures largely achieved the appropriate balance between annual goals and the Company’s long-term financial success and growth. While risk-taking is a necessary part of growing a business, the Compensation Committee focuses on aligning the Company’s compensation policies with its long-term interests and avoiding short-term rewards for management decisions which could pose long-term risks to the Company, as follows:

●
Use of Long-Term Compensation. In general, more than half of total compensation is non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s Named Executive Officers with those of the Company’s shareholders and to maximize retention insofar as equity-based awards are subject to time-based vesting, which is usually over a period of at least three years subject to accelerated vesting when the holder reaches retirement eligibility at the age of 65 years and has met the service requirements in the Company’s 2011 Share Incentive Plan, or upon certain terminations of the holder’s employment as described under “Potential Payments Upon Termination or Change in Control” below. This vesting period encourages Named Executive Officers to focus on sustaining the Company’s long-term performance. These grants are typically made annually, so officers generally have unvested awards which could decrease significantly in value if the Company’s business is not managed for the long-term.

●
Payment of Annual Bonuses in Shares. To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in shares of the Company. To the extent a Named Executive Officer elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e. the value of the shares at the time of grant is 150% of the value of the cash the Named Executive Officer would have otherwise received). These shares vest 25% on date of grant and 25% in each of the next three years subject to accelerated vesting when the holder reaches retirement eligibility at the age of 65 years and has met the service requirements in the Company’s 2011 Share Incentive Plan, or upon certain terminations of the holder’s employment as described under “Potential Payments Upon Termination or Change in Control” below. Historically, most Named Executive Officers have elected to receive the maximum 50% in shares, further aligning the executive’s compensation with the creation of shareholder value.

●
Share Ownership Guidelines. The Board has adopted a share ownership policy for the Named Executive Officers, which is described above under “Governance of the Company-Share Ownership Guidelines.” Each Named Executive Officer currently meets the applicable ownership target. The Compensation Committee

2018 Proxy Statement 37

believes these guidelines help to ensure each Named Executive Officer will have a significant amount of personal wealth tied to long-term holdings in the Company’s shares.

●
Use of Clawbacks. The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of its securities), as described above under “Compensation Discussion and Analysis-Policy Regarding Clawback of Compensation.”

●
Performance Metrics. The Compensation Committee believes in linking pay with performance. In 2017, the Company used a variety of quantifiable performance metrics for the annual incentive program, which are described in more detail under “Compensation Discussion and Analysis-2017 Compensation Decisions.”

In summary, by structuring the Company’s compensation program so that a considerable amount of a Named Executive Officer’s compensation is tied to the Company’s long-term success and share value, we believe we avoid creating the type of disproportionately large short-term incentives which could encourage the Named Executive Officers to take risks that are not in the Company’s long-term interests. The Company provides incentives for the Named Executive Officers to manage for long-term growth in a prudent manner.
This Compensation Discussion and Analysis includes certain discussions regarding the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. We caution and urge you not to apply the statements or disclosures made in this Compensation Discussion and Analysis in any other context.

2018 Proxy Statement 38

Compensation Tables
Summary Compensation Table - Fiscal 2015-2017
The table below summarizes the total compensation earned by each of the Named Executive Officers during each of the three years ended December 31, 2015, December 31, 2016 and December 31, 2017.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard J. Campo Chairman of the Board and Chief Executive Officer	2017	$533,266	—	$2,394,928	$38,415	$875,183	$3,000	$3,844,792
	2016	517,734	—	2,508,630	43,133	1,198,133	3,000	4,270,630
	2015	502,655	—	2,421,764	87,182	612,188	3,000	3,626,789
D. Keith Oden President	2017	$533,266	—	$2,394,928	$38,415	$875,183	$3,000	$3,844,792
	2016	517,734	—	2,508,630	43,133	1,198,133	3,000	4,270,630
	2015	502,655	—	2,421,764	87,182	612,188	3,000	3,626,789
H. Malcolm Stewart Chief Operating Officer	2017	$451,609	—	$1,502,797	$—	$658,000	$3,000	$2,615,406
	2016	438,455	—	1,473,232	—	927,125	3,000	2,841,812
	2015	425,685	—	1,424,589	—	388,745	3,000	2,242,019
Alexander J. Jessett Executive Vice President- Finance, Chief Financial Officer and Treasurer	2017	$394,000	—	$934,259	$—	$556,150	$3,000	$1,887,409
	2016	334,184	—	861,098	—	689,038	3,000	1,887,320
	2015	324,451	—	766,057	—	328,000	3,000	1,421,508
William W. Sengelmann Executive Vice President- Real Estate Investments	2017	$387,000	—	$942,375	$—	$490,150	$3,000	$1,822,525
	2016	337,653	—	905,380	—	678,538	3,000	1,924,571
	2015	327,818	—	809,111	—	334,900	3,000	1,474,829

(1)
The dollar amount reported is the aggregate grant date fair value of share awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017.

The following table sets forth the portions of the annual bonuses for each year paid in shares (both the number of shares paid and the dollar value of those shares based on the closing price for a share on the applicable payment date):

	2017 [1]		2016 [2]		2015 [3]
	Shares	Value	Shares	Value	Shares	Value
Richard J. Campo	12,044	$1,007,721	9,043	$666,288	7,792	$579,413
D. Keith Oden	12,044	1,007,721	9,043	666,288	7,792	579,413
H. Malcolm Stewart	8,758	732,782	5,065	373,189	4,364	324,507
Alexander J. Jessett	6,849	573,056	4,683	345,043	4,035	300,043
William W. Sengelmann	6,661	557,326	4,823	355,359	4,156	309,040
1 As determined by the Compensation Committee on February 3, 2017 based on achievement of performance goals established in February 2016.
2 As determined by the Compensation Committee on February 18, 2016 based on achievement of performance goals established in February 2015.
3As determined by the Compensation Committee on February 19, 2015 based on achievement of performance goals established in February 2014.
In each case, the balance of the annual bonus for the applicable year was paid in cash in the amounts reported in note (3) below. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the

2018 Proxy Statement 39

grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. As discussed above in the Compensation Discussion and Analysis, in February 2018 the Compensation Committee assessed the Company’s performance level for 2017 and determined the cash and equity awards to be granted based on that assessment. Accordingly, the cash bonuses awarded based on 2017 performance are reported in the Summary Compensation Table as compensation for 2017, while the equity grants awarded based on 2017 performance will be reported in the executive compensation tables in next year’s proxy statement as compensation for fiscal 2018.

(2)
Represents options granted pursuant to the exercise of “reload” options. See “Long Term Incentive Compensation” (page 34) for an explanation of “reload” options. The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 11 to the Company’s audited consolidated financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K for the year ended December 31, 2017. As of the date of this filing, no stock options remain outstanding with these "reload" rights.

(3)	Represents the following cash awards:

(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 33 under the heading “Performance Award,” as follows:

	2017	2016 [1]	2015
Richard J. Campo	$203,400	$526,350	$168,000
D. Keith Oden	203,400	526,350	168,000
H. Malcolm Stewart	169,500	438,625	140,000
Alexander J. Jessett	118,650	307,038	98,000
William W. Sengelmann	118,650	307,038	98,000
1 Includes a special cash dividend of $4.25 per common share.
(b)    Portions of the annual bonus paid in cash as follows:

	2017 [1]	2016 [2]	2015 [3]
Richard J. Campo	$671,783	$671,783	$444,188
D. Keith Oden	671,783	671,783	444,188
H. Malcolm Stewart	488,500	488,500	248,745
Alexander J. Jessett	437,500	382,000	230,000
William W. Sengelmann	371,500	371,500	236,900
1 As determined by the Compensation Committee on February 15, 2018 based on achievement of performance goals established in February 2017, as discussed in more detail starting on page 29 under the heading “Annual Bonus.”
2 As determined by the Compensation Committee on February 3, 2017 based on achievement of performance goals established in February 2016.
3 As determined by the Compensation Committee on February 18, 2016 based on achievement of performance goals established in February 2015.

(4)	Represents matching contributions under the Company’s 401(k) plan.

2018 Proxy Statement 40

Grants of Plan Based Awards - Fiscal 2017
The following table sets forth certain information with respect to awards granted during the year ended December 31, 2017 for each Named Executive Officer under the annual bonus, performance award and long-term compensation programs. The amounts shown in the All Other Stock Awards: Number of Shares and All Other Option Awards: Number of Securities Underlying Options columns reflect the actual share awards made in February 2017 with respect to performance in 2016. In 2017, Messrs. Campo, and Oden exercised “reload” options and received additional share awards and options as indicated below. See “Long-Term Incentive Compensation” section above for an explanation of “reload” options (page 34).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Richard J.	2/3/17 (2)	—	$1,333,165	$1,999,748	—	—	—	—
Campo	2/3/17 (3)	—	180,000	270,000	—	—	—	—
	2/3/17 (4)	—	—	—	12,695	—	—	$1,062,191
	2/3/17 (5)	—	—	—	12,044	—	—	1,007,721
	2/15/17 (6)	—	—	—	773	—	—	62,528
	2/15/17 (7)	—	—	—	3,245	—	—	262,488
	2/15/17 (8)	—	—	—	—	7,311	$80.89	38,415
D. Keith	2/3/17 (2)	—	$1,333,165	$1,999,748	—	—	—	—
Oden	2/3/17 (3)	—	180,000	270,000	—	—	—	—
	2/3/17 (4)	—	—	—	12,695	—	—	$1,062,191
	2/3/17 (5)	—	—	—	12,044	—	—	1,007,721
	2/15/17 (6)	—	—	—	773	—	—	62,528
	2/15/17 (7)	—	—	—	3,245	—	—	262,488
	2/15/17 (8)	—	—	—	—	7,311	$80.89	38,415
H. Malcolm	2/3/17 (2)	—	$903,218	$1,354,827	—	—	—	—
Stewart	2/3/17 (9)	—	150,000	225,000	—	—	—	—
	2/3/17 (9)	—	—	—	9,203	—	—	$770,015
	2/3/17 (9)	—	—	—	8,758	—	—	732,782
Alexander J.	2/3/17 (2)	—	$788,000	$1,182,000	—	—	—	—
Jessett	2/3/17 (3)	—	105,000	157,500	—	—	—	—
	2/3/17 (4)	—	—	—	4,317	—	—	$361,203
	2/3/17 (5)	—	—	—	6,849	—	—	573,056
William W.	2/3/17 (2)	—	$774,000	$1,161,000	—	—	—	—
Sengelmann	2/3/17 (3)	—	105,000	157,500	—	—	—	—
	2/3/17 (4)	—	—	—	4,602	—	—	$385,049
	2/3/17 (5)	—	—	—	6,661	—	—	557,326

(1)	The exercise price of each option is equal to the closing price of the Company’s common shares on the grant date.

(2)
Reflects the target and maximum payment level for 2017 under the annual bonus program, which represents the total bonus amount. However, the Named Executive Officers may elect to receive up to 50% of their annual bonuses in Camden shares, which would be included in the Stock Awards column in the Summary Compensation Table. The actual amounts received by the Named Executive Officers under the annual bonus program for 2017 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds to determine awards under its annual bonus or long-term compensation program.

(3)
Reflects the target and maximum payment levels for 2017 under the performance award program, which levels were established in February 2017. The actual amounts received by the Named Executive Officers under the performance award program for 2017 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds to determine awards under its annual bonus or long-term compensation programs.

2018 Proxy Statement 41

(4)
Granted in February 2017 under the long-term incentive program for performance in 2016. The award vests in three equal annual installments beginning on February 15th following the first anniversary of the date of the grant (subject to the retirement eligibility provision as described on page 37 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 46).

(5)
Granted in February 2017 under the annual bonus program for performance in 2016. The award vests 25% on the date of grant and 25% on February 15th of each of the next three years (subject to the retirement eligibility provision as described on page 37 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 46).

(6)	Granted pursuant to the exercise of “reload” options. The award vests 10% on the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant.

(7)	Granted pursuant to the exercise of “reload” options. The award vests 10% on the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant.

(8)
Granted pursuant to the exercise of “reload” options. The reloaded options are fully vested on the date of grant. The fair values of the option awards were estimated on the date of grant using the Black-Scholes option pricing model, resulting in an estimated fair value of $5.25 of options granted.

(9)	Mr. Stewarts’ awards were fully vested at the date of grant as he is Retirement Eligible under the Company’s 2011 Share Incentive Plan.

Employment Agreements
The Company has entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Jessett, and Sengelmann. The agreements with Messrs. Campo and Oden expire on July 22, 2018. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart, Jessett, and Sengelmann expire on August 20, 2018. However, on August 20 of each year, the expiration date of the agreements with Messrs. Stewart, Jessett, and Sengelmann will automatically be extended by one additional year, unless either party provides notice of termination at least six months prior to the date of expiration. Messrs. Campo and Oden each received an annual base salary of $533,266 for 2017 and Messrs. Stewart, Jessett, and Sengelmann received a 2017 annual base salary of $451,609, $394,000, and $387,000, respectively. The agreements generally provide that an executive’s annual base salary may be increased, but it may not be decreased, by the Company. The agreements also provide each such Named Executive Officer is eligible for annual incentive compensation and long-term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective Named Executive Officer in the event of a change in control of the Company (in the case of Messrs. Campo, Oden and Stewart) or a termination of such Named Executive Officer’s employment, which provisions are described below under “Potential Payments Upon Termination or Change in Control” (page 46). Each employment agreement includes a confidentiality covenant and twelve month post-termination non-compete and non-solicitation covenants (provided that the non-compete and non-solicitation covenants will not apply in the case of a termination by the Company without cause, or, in the case of Messrs. Campo and Oden, by the executive with good reason). The employment agreements also provide that the executive is entitled to reimbursement of legal fees and expenses related to disputes regarding the employment agreement following a change in control of the Company.

2018 Proxy Statement 42

Outstanding Equity Awards at Fiscal 2017 Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2017 of all unexercised options and unvested share awards held by each Named Executive Officer as of December 31, 2017:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable		Unexercisable
Richard J. Campo	13,057	(2)	—	$30.06	1/28/2019	80,927		$7,450,141
	7,694		—	75.17	1/28/2019
	6,427		—	85.05	1/28/2019
	7,311		—	80.89	1/28/2019
	34,489		—

D. Keith Oden	13,057	(2)	—	$30.06	1/28/2019	80,927		$7,450,141
	7,694		—	75.17	1/28/2019
	6,427		—	85.05	1/28/2019
	7,311		—	80.89	1/28/2019
	34,489		—

H. Malcolm Stewart	—		—			—	(3)	—

Alexander J. Jessett	—		—			23,949		$2,204,746

William W. Sengelmann	—		—			25,516		$2,349,004

2018 Proxy Statement 43

(1)
The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares (subject to the retirement eligibility provision as described on page 37 and acceleration provisions upon certain terminations of the holder's employment as described under "Potential Payments Upon Termination or Change In Control" on page 46):

	Number of Shares Vesting
Vesting Date	Richard J. Campo	D. Keith Oden	H. Malcolm Stewart	Alexander J. Jessett	William W. Sengelmann
2/6/2018	405	405	—	—	—
2/10/2018	1,015	1,015	—	—	—
2/14/2018	2,514	2,514	—	—	—
2/15/2018	36,215	36,215	—	12,578	13,699
6/23/2018	383	383	—	—	—
2/6/2019	2,433	2,433	—	—	—
2/10/2019	350	350	—	—	—
2/15/2019	22,003	22,003	—	8,219	8,617
6/23/2019	896	896	—	—	—
8/2/2019	14,713	—	—	—	—
2/10/2020	—	2,095	—	—	—
2/15/2020	—	8,185	—	3,152	3,200
6/23/2020	—	309	—	—	—
2/15/2021	—	325	—	—	—
6/23/2021	—	1,852	—	—	—
8/29/2021	—	1,947	—	—	—
Total	80,927	80,927	—	23,949	25,516

(2)
Includes the reload feature. As of the date of this filing, there were no remaining rights to exercise reload options. See “Long Term Incentive Compensation” at Page 34 for an explanation of “reload” options.

(3)     Mr. Stewart became Retirement Eligible in 2016 and all share awards vest on date of grant.

2018 Proxy Statement 44

Option Exercises and Stock Vested - Fiscal 2017
The following table sets forth for each Named Executive Officer certain information with respect to options exercised and share awards vested during 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Richard J. Campo	25,355	$1,097,027	46,164	$3,746,593
D. Keith Oden	25,355	1,097,027	46,164	3,746,593
H. Malcolm Stewart	—	—	17,961	1,452,865
Alexander J. Jessett	—	—	13,398	1,083,764
William W. Sengelmann	—	—	14,933	1,207,930

(1) The dollar amounts in this column for option awards are determined by multiplying (i) the number of the Company's common shares to which the exercise of the option related, by (ii) the difference between the per-share closing price of the common shares on the exercise date and the exercise price of the options.
(2) The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common shares on the vesting date.
Non-Qualified Deferred Compensation
Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation, options and/or share awards granted under the Company’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts, and deferred option and share awards vest in accordance with their respective terms.
Prior to the establishment of the Company’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, Trust Managers and other key employees in which, in previous years, such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of the Company’s deferred compensation plan in 2005.

2018 Proxy Statement 45

The following table provides certain information regarding contributions to, withdrawals from and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2017:

Name	Executive Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
Richard J. Campo
Rabbi Trust	$—	$5,747,057	$(1,000,000)	$63,626,546
Deferred Compensation Plan	2,069,912	4,935,227	(16,374)	39,056,117
Total	$2,069,912	$10,682,284	$(1,016,374)	$102,682,663
D. Keith Oden
Rabbi Trust	$—	$8,934,376	$—	$82,572,322
Deferred Compensation Plan	3,568,503	2,853,389	—	41,053,923
Total	$3,568,503	11,787,765	$—	$123,626,245
H. Malcolm Stewart
Rabbi Trust	$—	$1,678,687	$—	$17,312,662
Deferred Compensation Plan	1,502,797	702,493	(178,625)	6,809,492
Total	$1,502,797	$2,381,180	$(178,625)	$24,122,154
Alexander J. Jessett
Rabbi Trust	$—	$—	$—	$—
Deferred Compensation Plan	934,259	425,247	(870,511)	4,522,299
Total	$934,259	$425,247	$(870,511)	$4,522,299
William W. Sengelmann
Rabbi Trust	$—	$349,015	$—	$2,966,160
Deferred Compensation Plan	942,375	781,792	(295,564)	7,974,429
Total	$942,375	$1,130,807	$(295,564)	$10,940,589
(1) Reflects 2017 share awards the Named Executive Officer elected to defer; the grant date fair values of these awards are included in the “Stock Awards” column of the Summary Compensation Table on page 39. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his cash deferral amounts, and the deferred share awards will vest in accordance with their terms. Amounts deferred by the participants in 2017 are comprised of the following share awards: Messrs. Campo and Oden-$2,069,912 each; Mr. Stewart-$1,502,797; Mr. Jessett-$934,259; and Mr. Sengelmann-$942,375. The balance of the amount reported in this column for Mr. Oden represents cash compensation he elected to defer. This amount is included in the “Salary/Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 39.
(2) Aggregate earnings in 2017 represent the net unrealized gain or loss reported by the administrator of the non-qualified deferred compensation plans, and represent the unrealized appreciation or depreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The gains or losses on the deferred compensation plans do not include any Company or Named Executive Officer contributions, and are not included in the Summary Compensation Table on page 39.
(3) Includes amounts to be paid to the Company by the Named Executive Officer upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$7,121,076; Mr. Oden-$8,751,966; Mr. Stewart-$1,910,139; Mr. Jessett-$0; and Mr. Sengelmann-$312,247. Also includes the following aggregate amounts previously reported in the Summary Compensation Table on page 39 for 2016 and 2015, combined: Mr. Campo-$4,280,383; Mr. Oden-$6,113,307; Mr. Stewart-$2,897,820; Mr. Jessett-$861,098; and Mr. Sengelmann-$1,714,491.
Potential Payments Upon Termination or Change in Control
The following summarizes the potential compensation payable to each Named Executive Officer under his employment agreement in the event of a termination of such Named Executive Officer’s employment (or, in the case of Messrs.

2018 Proxy Statement 46

Campo, Oden and Stewart, a change in control of the Company without regard to whether the executive’s employment terminates). The amounts shown assume such termination (or change in control) was effective as of December 31, 2017 and therefore include amounts earned through such time and are estimates of the amounts which would be paid the Named Executive Officers upon such event. The actual amounts to be paid can only be determined at the time of such event. Under the employment agreements, in all events the Company is obligated to pay all salary and benefits accrued to the Named Executive Officer through and including the date of termination. Additionally, each Named Executive Officer will be entitled to receive the target bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

		Reason For Termination/Acceleration
Name	Benefit	Without Cause (1)	Death or Disability (2)	Change in Control (With Term.) (3)	Change in Control (No Term.) (3)(4)
Richard J.	Bonus	$1,333,165	$1,333,165	$1,333,165	$1,333,165
Campo	Severance	10,708,556	10,708,556	10,708,556	10,708,556
	Options and Awards (5)	7,450,141	7,450,141	7,450,141	7,450,141
	Tax Gross-Up Payment (6)	—	—	2,212,208	2,212,208
	Total	$19,491,862	$19,491,862	$21,704,070	$21,704,070
D. Keith Oden	Bonus	$1,333,165	$1,333,165	$1,333,165	$1,333,165
	Severance	10,708,556	10,708,556	10,708,556	10,708,556
	Options and Awards (5)	7,450,141	7,450,141	7,450,141	7,450,141
	Tax Gross-Up Payment (6)	—	—	2,218,217	2,218,217
	Total	$19,491,862	$19,491,862	$21,710,079	$21,710,079
H. Malcolm	Bonus	$903,218	$903,218	$903,218	$903,218
Stewart	Severance	451,609	1,354,827	8,041,895	8,041,895
	Options and Awards (5)	—	—	—	—
	Tax Gross-Up Payment (6)	—	—	1,662,417	1,662,417
	Total	$1,354,827	$2,258,045	$10,607,530	$10,607,530
Alexander J.	Bonus	$788,000	$788,000	$788,000	$—
Jessett	Severance	394,000	1,182,000	1,049,126	—
	Options and Awards (5)	—	2,204,746	2,204,746	2,204,746
	Total	$1,182,000	$4,174,746	$4,041,872	$2,204,746
William W.	Bonus	$774,000	$774,000	$774,000	$—
Sengelmann	Severance	387,000	1,161,000	1,048,963	—
	Options and Awards (5)	—	2,349,004	2,349,004	2,349,004
	Total	$1,161,000	$4,284,004	$4,171,967	$2,349,004

(1)
If the executive’s employment is terminated by the Company for reasons other than for cause or, in the case of Messrs. Campo and Oden, by the Named Executive Officer for good reason, the Named Executive Officer will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to the executive signing a general release of claims in favor of the Company:

(a)
Severance: In the case of Messrs. Stewart, Jessett and Sengelmann, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years. For these purposes, “annual total compensation” includes salary, bonuses, performance award payments and the value of long-term incentive compensation, but excludes the value of untaxed fringe benefits.

(b)
Benefits: The Named Executive Officer will continue to receive health and welfare benefits, as if the Named Executive Officer had not been terminated, until, in the case of Messrs. Stewart, Jessett and Sengelmann, the earlier of (i) the

2018 Proxy Statement 47

Named Executive Officer obtaining employment with another company or (ii) the end of the employment term, and, in the case of Messrs. Campo and Oden, one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.

(c)	Vesting: Messrs. Campo and Oden will become fully vested in the unvested portion of any award made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar plan.

(2) If the employment term is terminated by reason of death or disability, the Named Executive Officer will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to signing a general release of claims in favor of the Company:

(a)
Severance: In the case of Messrs. Stewart, Jessett and Sengelmann, one times his respective annual base salary, including targeted cash bonus, at the date on which death or disability occurs, and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years.

(b)	Benefits: In the case of a termination due to disability, the Named Executive Officer will continue to receive all benefits provided under any long-term disability program of the Company.

(c)
Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer made with respect to any retirement, pension, profit sharing, long-term incentive or other similar plan.

(3)
In the case of Messrs. Campo, Oden and Stewart, the following benefits are triggered upon a change in control regardless of termination. In the case of all other Named Executive Officers, the following benefits are triggered upon termination by reason of a change in control (except in the case of vesting of awards). In the case of Messrs. Campo and Oden, the following benefits are subject to the executive signing a general release of claims in favor of the Company:

(a)
Severance: In the case of Messrs. Jessett and Sengelmann, a lump sum equal to 2.99 times his respective average annual salary over the previous three taxable years and, in the case of Messrs. Campo, Oden and Stewart, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the previous three taxable years.

(b)
Benefits: The Named Executive Officer will continue to receive health and welfare benefits, as if the Named Executive Officer had not been terminated, until one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.

(c)
Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer made with respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

(4)	Pursuant to the Company’s 2011 Share Incentive Plan, as amended, in connection with a change in control, all unvested options and share awards will be fully vested.

(5)
The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2017. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common shares on the last trading day of the fiscal year exceeds the exercise price of the award by the number of shares subject to the accelerated portion of the award. For share awards, this value is calculated by multiplying the closing price of our common shares on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award.

(6)
The employment agreement for each of these Named Executive Officers provides that, if the payments and benefits received by the executive in connection with a change in control of the Company resulted in the imposition of excise taxes under Sections 280G and 4999 of the Code, the executive will be entitled to an additional payment from the Company such that the executive would receive the same amount on an after-tax basis as if the excise taxes had not applied.

CEO Compensation Pay Ratio
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2017 was $3,844,792, and the median of the total 2017 compensation of all of our employees (excluding our CEO) was $49,588. Accordingly, we estimate the ratio of our CEO’s total compensation for 2017 to the median of the total 2017 compensation of all of our employees (excluding our CEO) to be 78 to 1.

2018 Proxy Statement 48

We identified the median employee by taking into account the total cash compensation paid for 2017 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 1, 2017, the first day of the last month of our fiscal year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2017, and we did not annualize the compensation for any employees who were not employed by us for all of 2017. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.
Once the median employee was identified as described above, that employee’s total annual compensation for 2017 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology.

2018 Proxy Statement 49

PROPOSAL 1 - ELECTION OF TRUST MANAGERS
In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, education, media and technology enterprises, private equity investment, financial institutions and multifamily and related businesses. Set forth on the following pages are the conclusions reached by the Board with regard to its nominees.
There are currently ten Trust Managers on the Board. The Nominating and Corporate Governance Committee of the Board nominated, and the Board determined to recommend, each of the ten current Trust Managers eligible for election at the annual meeting. No nominee was selected for nomination at the 2018 annual meeting as a result of any arrangement or understanding between that nominee and any other person.
Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.
All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
Set forth below are the nominees, together with their age, biographical information and directorships held at public companies during the past five years.

Richard J. Campo

Mr. Campo has been Chairman of the Board and CEO of the Company since 1993 and currently also serves as the Chair of our Executive Committee. He co-founded Camden’s predecessor companies in 1982, and prior to that worked in the finance department of Century Development Corporation. Mr. Campo holds a Bachelor’s Degree in Accounting from Oregon State University.
Mr. Campo was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, his experience in serving as a director of other private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	63
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

2018 Proxy Statement 50

Heather J. Brunner

Ms. Brunner has been a Trust Manager since 2017 and currently serves on both our Audit and Nominating and Corporate Governance Committees. Ms. Brunner has been Chief Executive Officer and Chairwoman of WP Engine, Inc., a private cloud content management services company, since October 2013, and served as its Chief Operating Officer from May 2013 to October 2013. From 2009 through May 2013, she served as Chief Operating Officer of Bazaarvoice, a market leader in commerce solutions. Prior to that, Ms. Brunner served as Senior Vice President of Bazaarvoice, Chief Executive Officer of Nuvo, a wholly owned subsidiary of Trilogy, and Chief Operating Officer for B-Side Entertainment, a privately funded entertainment technology company. Prior to that, she held a variety of other management roles at Coremetrics, Trilogy, Concero, Oracle and Accenture. Ms. Brunner holds a Bachelor’s Degree in International Economics from Trinity University.

Ms. Brunner was nominated to serve on our Board because of her extensive experience in technology and innovation, and her strong skills in operations and client services. She has substantial executive and leadership experience, and her roles as CEO and COO at various companies has provided her expertise in the area of corporate governance.

Age	49
Trust Manager Since	2017
Other Current Directorships	None
Past Directorships	None in the past five years

Scott S. Ingraham

Mr. Ingraham has been a Trust Manager since 1998 and currently serves on both our Audit and Nominating and Corporate Governance Committees. Mr. Ingraham is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder, Chairman and CEO of Rent.com, an Internet-based residential real estate site, from 1999 until 2005 when it was sold to eBay. Mr. Ingraham previously served as the President and CEO of Oasis Residential, Inc. a public apartment REIT, working there from 1992 until the company’s merger with Camden Property Trust in 1998. Prior to 1992 he worked in the areas of real estate finance, mortgage and investment banking. Mr. Ingraham holds a Bachelor’s Degree in Business Administration from the University of Texas at Austin.
Mr. Ingraham was nominated to serve on our Board because of his extensive financial, REIT and commercial real estate knowledge. In addition, his experience in serving as both an executive and a director of other public and private companies has provided him with expertise in corporate governance.

Age	64
Trust Manager Since	1998
Other Current Directorships	Kilroy Realty, Inc. (office property REIT) RealPage, Inc. (property management software)
Past Directorships	None in the past five years

2018 Proxy Statement 51

Renu Khator

Dr. Khator has been a Trust Manager since 2017 and currently serves on both our Audit and Compensation Committees. Dr. Khator has been Chancellor of the University of Houston System and President of the University of Houston since January 2008. Prior to that time, she was Provost and Senior Vice President of the University of South Florida from 2003 through 2007. Prior to this date, she served in a variety of roles at the University of South Florida. Dr. Khator holds a Bachelor’s Degree in Liberal Arts from Kanpur University in India, a Master’s Degree in Political Science from Purdue University and a Ph.D in Political Science and Public Administration from Purdue University.

Dr. Khator was nominated to serve on our Board because of her considerable experience in education and administration. She has strong skills in communication, international relations and proven leadership ability. Her experience in serving as a director of several other governmental and private entities has provided her with expertise in corporate governance.

Age	62
Trust Manager Since	2017
Other Current Directorships	None
Past Directorships	None in the past five years

William B. McGuire, Jr.

Mr. McGuire Jr. has been a Trust Manager since 2005 and currently serves as the Chair of our Nominating and Corporate Governance Committee. Mr. McGuire is a Private Investor. He previously served as a Founder and Co-Chairman of the Board of Directors of Summit Properties, Inc. until the company’s merger with Camden Property Trust in 2005. Mr. McGuire holds a Bachelor of Arts Degree from Davidson College and an MBA from Harvard University.
Mr. McGuire was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing the National Association of Corporate Directors (NACD) comprehensive program of study for directors and corporate governance professionals. He is a NACD Board Leadership Fellow. In addition, his experience in serving as a director of other private and not-for-profit companies has provided him with expertise in corporate governance.

Age	73
Trust Manager Since	2005
Other Current Directorships	None
Past Directorships	None in the past five years

2018 Proxy Statement 52

D.Keith Oden

Mr. Oden has been President of the Company and a Trust Manager since 1993. He co-founded Camden’s predecessor companies in 1982, and prior to that served as Director of Financial Planning at Century Development Corporation, and a Management Consultant with Deloitte, Haskins and Sells. Mr. Oden holds both a Bachelor’s Degree in Business Administration and an MBA from the University of Texas at Austin.
Mr. Oden was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas, serving as an advisor, guest lecturer and panelist for the faculty and students pursuing their MBAs in real estate finance.

Age	61
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

William F. Paulsen

Mr. Paulsen has been a Trust Manager since 2005 and currently serves as the Chair of our Compensation Committee and member of our Executive Committee. Mr. Paulsen is a Private Investor. He previously served as a Founder, CEO and Co-Chairman of the Board of Directors of Summit Properties, Inc. until the company’s merger with Camden Property Trust in 2005. Prior to Summit, he was a Director of the MBA Program at The University of North Carolina at Chapel Hill. Mr. Paulsen holds both a Bachelor’s Degree in Business Administration and an MBA from The University of North Carolina at Chapel Hill.
Mr. Paulsen was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing the National Association of Corporate Directors (NACD) comprehensive program of study for directors and corporate governance professionals. He is a NACD Board Leadership Fellow. In addition, his experience in serving as both an executive and a director of other public, private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	71
Trust Manager Since	2005
Other Current Directorships	None
Past Directorships	None in the past five years

2018 Proxy Statement 53

Frances Aldrich Sevilla-Sacasa

Ms. Aldrich Sevilla-Sacasa has been a Trust Manager since 2011 and currently serves as Chair of our Audit Committee. Ms. Aldrich Sevilla-Sacasa is a Private Investor and was CEO of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and CEO of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an MBA from the Thunderbird School of Global Management.
Ms. Aldrich Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking and wealth management. In addition, her experience as a former President and CEO of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

Age	62
Trust Manager Since	2011
Other Current Directorships	Delaware Family of Funds (asset management firm)
Past Directorships	None in the past five years

Steven A. Webster

Mr. Webster has been a Trust Manager since 1993 and currently serves on our Compensation Committee. Mr. Webster has been Co-Managing Partner and Co-CEO of Avista Capital Partners, L.P., a private equity firm focused on investments in the energy, healthcare and other business sectors, since he co-founded the firm in 2005. From 2000 until 2005, Mr. Webster served as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which made private equity investments in the energy business. From 1998 to 1999, Mr. Webster was the CEO and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and CEO of Falcon Drilling Company, which he founded in 1988. Mr. Webster has been a financial intermediary since 1979 and an active investor in the energy sector since 1984. Mr. Webster holds an MBA from Harvard University, and both a Bachelor of Science Degree in Industrial Management and an Honorary Doctorate in Management from Purdue University.
Mr. Webster was nominated to serve on our Board because of his extensive financial knowledge and executive experience, and his business leadership skills from his tenure as CEO and/or director of several publicly traded companies. He has strong skills in corporate finance, capital markets, investments, mergers and acquisitions, and complex financial transactions.

Age	66
Trust Manager Since	1993
Other Current Directorships	Carrizo Oil & Gas, Inc. (oil and gas exploration and development) ERA Group, Inc. (helicopter operations and leasing) Oceaneering International, Inc. (subsea engineering)
Past Directorships
Hi-Crush Partners, LP (proppant supplier for E&P operations) (2012-2014)
Seacor Holdings, Inc. (tanker and marine services) (2004-2013)
Hercules Offshore, Inc. (offshore drilling and liftboat services) (2004-2015)
Basic Energy Services, Inc. (oil and gas wellsite services) (2001-2016)

2018 Proxy Statement 54

Kelvin R. Westbrook

Mr. Westbrook has been a Trust Manager since 2008 and our Lead Independent Trust Manager and member of our Executive Committee since January 2017. Mr. Westbrook has been President and CEO of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services to telecommunications, media and other industries, since 2007. Prior to that time, he served in a variety of roles at Millennium Digital Media Systems, LLC including Chairman, Chief Strategic Officer, President and CEO. He previously was President and Chairman of LEB Communications, Inc., and Executive Vice President of Charter Communications. Prior to 1993, he was a Partner in the national law firm of Paul, Hastings, Janofsky & Walker. Mr. Westbrook holds a Bachelor of Arts Degree from University of Washington and a Juris Doctor Degree from Harvard University.
Mr. Westbrook was nominated to serve on our Board because of his extensive legal, media and marketing expertise. He has strong skills in law, corporate finance, mergers and acquisitions and telecommunications, and substantial executive and leadership experience. In addition, through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Westbrook has gained in-depth knowledge and expertise in the area of corporate governance.

Age	62
Trust Manager Since	2008
Other Current Directorships
Archer-Daniels Midland Company (agribusiness-crop origination and transportation)
T-Mobile USA, Inc. (mobile telecommunications)
The Mosaic Company (agribusiness-crop nutrition)
Stifel Financial Corp. (financial services) [1]

Past Directorships	None in the past five years

1 Mr. Westbrook has elected to not stand for re-election as a director of Stifel Financial Corp. and will cease serving as a director as of the date of Stifel Financial Corp.'s annual meeting, scheduled to be held in June 2018.

Required Vote

Each nominee must be elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.

The Board recommends you vote FOR each of the nominees listed above.

2018 Proxy Statement 55

AUDIT COMMITTEE INFORMATION
Deloitte served as the Company’s independent registered public accounting firm for fiscal year 2017. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Board, and it is available on the Investors' section of the Company’s website at www.camdenliving.com.
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also met privately with representatives of the independent registered public accounting firm, senior management and internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.
The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.
The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with both management and Deloitte the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2018.

2018 Proxy Statement 56

This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
This Audit Committee report is given by the following members of the Audit Committee:
Frances Aldrich Sevilla-Sacasa, Chair
Heather J. Brunner
Scott S. Ingraham
Renu Khator

Independent Registered Accounting Firm Fees
The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2017	2016
Audit Fees (b)	$1,359,338	$1,202,100
Tax Fees (c)	146,090	204,603
All Other Fees	—	—
Total (d)	$1,505,428	$1,406,703

(a)	All such services provided to the Company by the Deloitte Entities during 2017 and 2016 were pre-approved by the Audit Committee.

(b)	Fees for audit services billed in 2017 and 2016 include the following:
●    Audit of annual financial statements;
●    Audit of internal controls over financial reporting;
●    Reviews of quarterly financial statements; and
●    Issuances of comfort letters, consents and other services related to SEC matters.

(c)	Fees for tax services billed in 2017 and 2016 included tax compliance services and tax planning and advisory services.

(d)	Excludes amounts the Company reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $10,000 in each of 2017 and 2016.

2018 Proxy Statement 57

Pre-Approval Policies and Procedures
The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.
The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes providing a range of fees for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte as the Company’s independent registered public accounting firm for 2018.
The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2018.

2018 Proxy Statement 58

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals. Please read the “Compensation Discussion and Analysis” beginning on page 25 and the tables that follow for additional details about the Company’s executive compensation programs, including information about the 2017 compensation of the Named Executive Officers.
Shareholders approved the Company’s executive compensation at the Company’s 2017 annual meeting of shareholders by an approximate 95.4% affirmative vote. The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to help ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:

●
provides a significant portion of each executive’s compensation as variable compensation through a combination of cash bonuses and equity-based grants awarded based on achievement of pre-established performance goals; and

●
generally provides more than half of each executive's total compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention through multi-year vesting schedules.

In addition, we are committed to good corporate governance to promote the long-term interests of shareholders. We have an independent Compensation Committee that has retained an independent compensation consultant, and we have adopted anti-hedging and clawback policies and share ownership guidelines for our Named Executive Officers.
The Company is asking shareholders to indicate their support for its Named Executive Officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”
This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board, and will not be construed as overruling a decision by, or creating or implying an additional duty for, the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation, and expects to conduct the next advisory vote at the Company’s 2019 annual meeting of shareholders.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

The Board recommends you vote FOR approval of the advisory vote on executive compensation.

2018 Proxy Statement 59

PROPOSAL 4 - APPROVAL OF 2018 SHARE INCENTIVE PLAN
General
At the annual meeting, shareholders will be asked to approve the Camden Property Trust 2018 Share Incentive Plan (the “2018 Plan”), which was adopted, subject to shareholder approval, by the Board on February 16, 2018.
The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2018 Plan are an important attraction, retention and motivation tool for participants in the plan.
The Company currently maintains the Camden Property Trust 2011 Share Incentive Plan (the “2011 Plan”). As of March 20, 2018, a total of 453,412 common shares of the Company were then subject to outstanding awards granted under the 2011 Plan, and an additional 614,320 common shares of the Company were then available for new award grants under the 2011 Plan.
The Board believes that the number of shares currently available under the 2011 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the 2018 Plan, no new awards will be granted under the 2011 Plan after the annual meeting. In that case, the number of common shares of the Company that remain available for award grants under the 2011 Plan immediately prior to the annual meeting will become available for award grants under the 2018 Plan. An additional 7,600,000 common shares of the Company will also be made available for award grants under the 2018 Plan. In addition, if shareholders approve the 2018 Plan, any common shares subject to outstanding awards under the 2011 Plan that expire, are cancelled, or otherwise terminate after the annual meeting will also be available for award grant purposes under the 2018 Plan.
If shareholders do not approve the 2018 Plan, the Company will continue to have the authority to grant awards under the 2011 Plan. If shareholders approve the 2018 Plan, the termination of our grant authority under the 2011 Plan will not affect awards then outstanding under that plan.
Summary Description of the 2018 Share Incentive Plan
The principal terms of the 2018 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2018 Plan, which appears as Exhibit A to this proxy statement.
Purpose. The purpose of the 2018 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
Administration. Our Board or one or more committees appointed by our Board will administer the 2018 Plan. Our Board has delegated general administrative authority for the 2018 Plan to the Compensation Committee. The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2018 Plan. (The appropriate acting body, be it the Board or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2018 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any adjustment, to establish the events (if any) on which exercisability or vesting may accelerate

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(including retirement and other specified terminations of employment or service, or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the 2018 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to determine the method of payment of any purchase price for an award or common shares of the Company delivered under the 2018 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned common shares of the Company or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2018 Plan; and

•	to construe and interpret the 2018 Plan, make rules for the administration of the 2018 Plan, and make all other determinations for the administration of the 2018 Plan.
No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the 2018 Plan include officers or employees of the Company or any of its subsidiaries, trust managers of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 330 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the eight members of the Board who are not employed by the Company or any of its subsidiaries (“non-employee Trust Managers”), are considered eligible under the 2018 Plan.
Aggregate Share Limit. The maximum number of common shares of the Company that may be issued or transferred pursuant to awards under the 2018 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

•	7,600,000 shares, plus

•
the number of shares available for additional award grant purposes under the 2011 Plan as of the date of the annual meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the annual meeting, plus

•
the number of any shares subject to stock options granted under the 2011 Plan and outstanding as of the date of the annual meeting which expire, or for any reason are cancelled or terminated, after the date of the annual meeting without being exercised (which, for purposes of clarity, will become available for award grants under the 2018 Plan on a one-for-one basis), plus

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•
3.45 times the number of any shares subject to restricted share and restricted share unit awards granted under the 2011 Plan that are outstanding and unvested as of the date of the annual meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the annual meeting without having become vested (the 3.45 multiplier reflects the premium share-counting rule discussed below for full-value awards).

As of the Effective Date of the 2018 Plan, approximately 622,155 shares were available for additional award grant purposes under the 2011 Plan, approximately 68,978 shares were subject to stock options then outstanding under the 2011 Plan, and approximately 403,274 shares were subject to restricted share and restricted share unit awards then outstanding under the 2011 Plan. As noted above, no additional awards will be granted under the 2011 Plan if shareholders approve the 2018 Plan.
Shares issued in respect of any “full-value award” granted under the 2018 Plan will be counted against the Share Limit as 3.45 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 common shares under the 2018 Plan, 345 shares would be counted against the Share Limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2018 Plan other than a stock option or stock appreciation right.
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 9,682,428 shares (with any such shares also counting against the overall Share Limit under the 2018 Plan).
Share-Limit Counting Rules. The Share Limit of the 2018 Plan is subject to the following rules:

•
Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2018 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan.

•
Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2018 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the Share Limit with respect to such exercise and the 85,000 shares not issued will not be counted against the Share Limit and will be available for subsequent awards under the 2018 Plan.)

•
Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2018 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2018 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2018 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule discussed above for full-value awards).

•
In addition, shares that are exchanged by a participant or withheld by the Company after the date of the annual meeting as full or partial payment in connection with any award granted under the 2011 Plan, as well as any shares exchanged by a participant or withheld by the Company after the date of the annual meeting to satisfy the tax withholding obligations related to any award granted under the 2011 Plan, will be available for new awards under the 2018 Plan (with any such shares so exchanged or withheld in connection with a full-value award granted under the 2011 Plan becoming available for new awards under the 2018 Plan taking into account the premium share-counting rule discussed above for full-value awards).

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•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan.

•
In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 345 shares shall be counted against the Share Limit, taking the premium share-counting rule for full-value awards into account.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2018 Plan other than the aggregate Share Limit.

In addition, the 2018 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2018 Plan. The Company may not increase the applicable share limits of the 2018 Plan by repurchasing common shares on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The 2018 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common shares or units of the Company’s common shares, as well as cash bonus awards. The 2018 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
A stock option is the right to purchase common shares of the Company at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a common share of the Company on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2018 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2018 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
“Reload stock options” may not be granted under the 2018 Plan. A “reload stock option” is a stock option that provides, if the exercise price of the stock option or tax withholding obligations arising upon exercise of the stock option are paid for by the award holder by delivering Company common shares to the Company or by having the Company withhold common shares otherwise deliverable upon exercise of the stock option, the award holder is entitled to a new stock option grant from the Company covering a number of common shares equal to the common shares so used to pay the exercise price of the first stock option or to satisfy the tax withholding obligations arising upon exercise of the first stock option.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a common share of the Company on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a common share of the Company on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2018 Plan include, without limitation, share bonuses, restricted shares, performance shares, share units, restricted share units, deferred shares, or phantom stock (which are contractual rights to receive common shares, or cash based on the fair market value of a common share), dividend equivalents which represent the right to receive a payment based on the dividends paid on a common share over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2018 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

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Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that awards under the 2018 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding Common Shares.
Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, shares or assets of the Company, awards then-outstanding under the 2018 Plan will not automatically become fully vested pursuant to the provisions of the 2018 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2018 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2018 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2018 Plan, awards under the 2018 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2018 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2011 Plan if shareholders approve the 2018 Plan, the 2018 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common shares, under any other plan or authority.
Termination of or Changes to the 2018 Plan. The Board may amend or terminate the 2018 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2018 Plan will terminate on February 15, 2028. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
U.S. Federal Income Tax Consequences of Awards under the 2018 Plan
The U.S. federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value

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of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2018 Plan generally follow certain basic patterns: nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2018 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1 million attributable to awards held by current or former Named Executive Officers will not be deductible by the company.
Specific Benefits under the 2018 Share Incentive Plan
The Company has not approved any awards that are conditioned upon shareholder approval of the 2018 Plan. The Company is not currently considering any other specific award grants under the 2018 Plan, other than the annual grants of fully-vested share awards to our non-employee Trust Managers described in the following paragraph. If the 2018 Plan had been in existence in 2017, the Company expects that its award grants for 2017 would not have been substantially different from those actually made in that year under the 2011 Plan. For information regarding share-based awards granted to the Company’s Named Executive Officers during 2017, see the material under the heading “Executive Compensation” Page 24.
As described under “Board Compensation” above, our current compensation policy for non-employee Trust Managers provides for each non-employee Trust Manager to receive an annual award of fully vested shares, with the number of shares subject to each award to be determined by dividing $100,000 by the closing price of our common shares on the grant date (or the immediately preceding trading day if the grant date is not a trading day). Assuming, for illustrative purposes only, that the price of the common shares used for the conversion of the dollar amount set forth above into shares is $80.00, the number of shares that would be allocated to the Company’s eight non-employee Trust Managers as a group pursuant to the annual grant formula over the term of the 2018 Plan is approximately 100,000. This figure represents the aggregate number of shares that would be subject to the annual grants under the trust manager equity grant program for calendar years 2018 through 2027 (the ten years in the term of the 2018 Plan, assuming the plan is approved) based on that assumed share price. This calculation also assumes that there are no new eligible trust managers, there continue to be eight eligible trust managers seated and there are no changes to the awards granted under the trust manager equity grant program.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2018 Plan. The 2011 Plan is the Company’s only equity compensation plan (other than the Camden Property Trust 1999 Employee Share Purchase Plan (the “1999 ESPP”)). The 1999 ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase common shares of the Company at a discount. Certain information regarding the number of common shares of the Company available for issuance under the 1999 ESPP is included under the heading “Equity Compensation Plans” below and in Proposal 5 below. The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the 1999 ESPP.
“Overhang” refers to the number of common shares of the Company that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of common shares of the Company that were subject to outstanding restricted share and restricted share unit awards granted under the 2011 Plan, that were subject to outstanding stock options granted under the 2011 Plan, and that were then available for new award grants under the 2011 Plan as of December 31, 2017 and as of March 20, 2018. (In this 2018 Plan proposal, the number of common

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shares of the Company subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of common shares of the Company covered by those awards and before applying the provisions of the 2011 Plan for counting these awards against the plan’s share limit. As to the number of common shares of the Company subject to restricted share and restricted share unit awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in common shares.)

	As of December 31, 2017	As of March 20, 2018
Shares subject to outstanding restricted share and restricted share unit awards	499,898	400,554
Shares subject to outstanding stock options	68,978	52,858
Weighted-average exercise price per share and remaining term of outstanding stock options	$61.15 and 1.1 years	$79.79 and 0.9 years
Shares available for new award grants	827,928	614,320
The weighted-average number of common shares of the Company issued and outstanding in each of the last three years was 89,120,000 shares issued and outstanding in 2015; 89,580,000 shares issued and outstanding in 2016; and 91,499,000 shares issued and outstanding in 2017. The number of common shares of the Company issued and outstanding as of December 31, 2017 and March 20, 2018 was 92,696,000 and 92,775,000 shares, respectively.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of common shares of the Company subject to awards that the Company granted under the 2011 Plan in each of the last three years, and to date (as of March 20, 2018) for 2018, are as follows:

•
284,501 shares in 2015 (which was 0.32% of the weighted-average number of common shares of the Company issued and outstanding in 2015), of which 257,749 shares were subject to restricted share and restricted share unit awards and 26,752 shares were subject to stock options;

•
283,832 shares in 2016 (which was 0.32% of the weighted-average number of common shares of the Company issued and outstanding in 2016), of which 270,978 shares were subject to restricted share and restricted share unit awards and 12,854 shares were subject to stock options;

•
241,136 shares in 2017 (which was 0.26% of the weighted-average number of common shares of the Company issued and outstanding in 2017), of which 226,514 shares were subject to restricted share and restricted share unit awards and 14,622 shares were subject to stock options; and

•
221,198 shares in 2018 through March 20, 2018 (which was 0.24% of the number of common shares of the Company issued and outstanding on March 20, 2018), of which 211,204 shares were subject to restricted share and restricted share unit awards and 9,994 shares were subject to stock options.

Thus, the total number of common shares of the Company subject to awards granted under the 2011 Plan per year over the last three years (2015, 2016 and 2017) has been, on average, 0.30% of the weighted-average number of common shares of the Company issued and outstanding for the corresponding year, [and this percentage is consistent with the Company’s 2018 awards under the 2011 Plan through March 20, 2018 (which, as noted above, cover 0.24% of the number of common shares of the Company issued and outstanding shares on March 20, 2018)]. In the past three fiscal years, and to-date (as of March 20, 2018) in 2018, the Company has not credited any common shares as dividend equivalents with respect to then-outstanding restricted share and restricted share unit awards under the 2011 Plan as any dividend and dividend equivalent rights with respect to such awards have been settled in cash.
The 2011 Plan provides that the common shares subject to awards granted under the 2011 Plan that terminate or expire will become available for new award grants under the 2011 Plan.  However, the Company’s practice under the 2011 Plan is that the common shares subject to awards granted under the 2011 Plan that terminate or expire are not added back to the pool of shares available for new award grants. The total number of common shares that were subject to awards granted under the 2011 Plan that terminated or expired, and thus could have been made available for new award grants under the 2011 Plan, if it had been the Company's practice, in each of the last three years, and to date (as of March 20, 2018) in 2018, are as follows: 12,818 in 2015, 18,245 in 2016, 11,280 in 2017, and 12,129 in 2018.

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The Compensation Committee anticipates that the 7,600,000 additional shares requested for the 2018 Plan (together with the shares available for new award grants under the 2011 Plan on the annual meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2018 Plan through approximately the end of the ten year term of the 2018 Plan (covering dividend equivalents that may be credited with respect to the awards based on the Company’s recent dividend payments). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common shares (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of trust managers and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in shares and the amount and frequency of the Company’s dividend payments, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a common share of the Company as of March 20, 2018 was $83.82 per share.
Equity Compensation Plans
The Company currently maintains two equity compensation plans: the 2011 Plan and the 1999 Employee Share Purchase Plan. These plans have each been approved by the Company’s shareholders. Shareholders are also being asked to approve a new equity compensation plan, the 2018 Plan, as described above, and the 2018 Employee Share Purchase Plan, as described below.
The following table gives information about the equity compensation plans as of December 31, 2017.

Plan category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Common Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	68,978	$61.15	827,928
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	68,978	$61.15	827,928
Vote Required for Approval of the 2018 Share Incentive Plan
The Board believes that the adoption of the 2018 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the 2018 Plan and thus have a personal interest in the approval of the 2018 Plan.

The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

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The Board recommends you vote FOR approval of the 2018 Share Incentive plan.

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PROPOSAL 5 - APPROVAL OF 2018 EMPLOYEE SHARE PURCHASE PLAN
General
At the annual meeting, shareholders will be asked to approve the Camden Property Trust 2018 Employee Share Purchase Plan (the “ESPP”), which was adopted by the Board on February 16, 2018, subject to shareholder approval.
Under the ESPP, the Company’s common shares will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common shares during periodic “Offering Periods” as described below. The shares will be offered at a 15% discount from the lesser of their fair market value as of the first day of an Offering Period and their fair market value as of the last day of such Offering Period. The ESPP will not be effective without shareholder approval.
The Company believes that the ESPP will help the Company retain and motivate eligible employees and will help further align the interests of eligible employees with those of the Company’s shareholders.
The Company currently maintains the Amended and Restated Camden Property Trust 1999 Employee Share Purchase Plan (the “1999 ESPP”). As of March 20, 2018, a total of 49,146 common shares of the Company were then available for new award grants under the 1999 ESPP.
The Board believes that the number of shares currently available under the 1999 ESPP does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the ESPP, no new offering periods will commence under the 1999 ESPP after the annual meeting and the 1999 ESPP will terminate at the end of the offering period in effect at the time of the annual meeting (that offering period is scheduled to end June 15, 2018).
If shareholders do not approve the ESPP, the 1999 ESPP will continue in accordance with its terms.
Summary Description of the ESPP
The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which is attached as Exhibit B to this Proxy Statement.
Purpose. The purpose of the ESPP is to assist eligible employees in acquiring a share ownership interest in the Company, at a favorable price and upon favorable terms. The ESPP is intended to encourage eligible employees to remain in the Company’s employ and to provide them with an additional incentive to advance the best interests of the Company.
Operation of the ESPP. The ESPP will generally operate in successive six-month periods referred to as “Offering Periods,” provided that the plan administrator may provide in advance that a particular Offering Period will be of a different duration. However, an Offering Period may not be shorter than three months and may not be longer than 27 months. The timing of Offering Periods under the plan will also be established by the plan administrator, but it is currently expected that the first Offering Period under the ESPP would commence June 16, 2018 (following the termination of the 1999 ESPP).
On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase the Company’s common shares. A participant must designate in his or her election the amount of his or her compensation to be contributed by the participant or withheld from his or her pay during that Offering Period for the purchase of shares under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. Subject to certain limits, a participant generally may elect to increase or decrease his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.
Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Exercise Date by the “Option Price” for that Offering Period. The Option Price for an Offering Period generally will be the lesser of (i) 85% of the fair market value of a Company common share on the applicable Grant Date, or (ii) 85% of the

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fair market value of a Company common share on the applicable Exercise Date. The Company may change, however, the method for establishing the Option Price in the future, provided that any change will not take effect until the next Offering Period after the change and the maximum discount percentage is 15%. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.
Eligibility. Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must be employed by the Company or any of its designated subsidiaries for at least three months as of the applicable Grant Date (or such other time as the Company may establish, not to exceed two years).
As of March 20, 2018, approximately 1,300 employees of the Company and its subsidiaries (including all of our named executive officers) would have been eligible to participate in the ESPP if the plan was in effect as of such date.
Limits on Authorized Shares; Limits on Contributions. If shareholders approve the ESPP, a maximum of 500,000 common shares will be available for delivery under the plan. Participation in the ESPP is also subject to the following limits:

•	A participant cannot purchase more than 1,500 common shares under the ESPP with respect to any one Offering Period.

•
A participant cannot purchase more than $25,000 of common shares (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the common shares) under the ESPP in any one calendar year.

•
A participant will not be granted an option under the ESPP if it would cause the participant to own common shares and/or hold outstanding options to purchase common shares representing 5% or more of the total combined voting power or value of all classes of common shares of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code.

The Company has the flexibility to change the individual share limit referred to above from time to time without shareholder approval. However, the Company cannot increase the aggregate share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the U.S. Internal Revenue Code.
Anti-dilution Adjustments. As is customary in share incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, amalgamations, combinations, conversions, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our shareholders.
Termination of Participation. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries.
If a participant’s ESPP participation terminates during an Offering Period, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and the contributions previously credited to his or her ESPP account will be refunded to the participant in cash. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

2018 Proxy Statement 70

Transfer Restrictions; Required Holding Period. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.
Unless permitted by the Company or unless the Company determines the participant has a serious financial need, the participant may not sell, transfer or dispose of any shares purchased under the ESPP for a period of nine months following the end of the Offering Period in which the shares were purchased. The plan administrator may change this holding period requirement from time to time or eliminate it.
Administration. Our Board or a committee appointed by the Board will administer the ESPP. Our Board has delegated general administrative authority for the ESPP to the Compensation Committee. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons. The administrator may also adopt rules, procedures, or sub-plans applicable to particular subsidiaries or locations.
No Limit on Other Plans. Except as expressly provided with respect to the termination of the 1999 ESPP if shareholders approve the ESPP, the ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common shares, under any other plan or authority.
Amendments. The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the U.S. Internal Revenue Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the U.S. Internal Revenue Code, change the ESPP’s eligibility rules.
Termination. No new Offering Periods will commence under the ESPP on or after February 16, 2028, unless the Board terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.
Federal Income Tax Consequences of the ESPP
Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.
Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.
If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the

2018 Proxy Statement 71

shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.
The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Participation in the ESPP
Participation in the ESPP is voluntary and therefore the number of shares an individual employee will purchase cannot be determined in advance. If the ESPP had been in effect in 2017, the number of shares delivered under the ESPP for offering periods in 2017 would not have differed from those delivered under the 1999 ESPP in 2017. For the six-month offering periods ending in June 2017 and December 2017, the number of common shares purchased under the 1999 ESPP were 12,798 and 6,188, respectively. However, because benefits under the ESPP may change based on any number of variables, including, without limitation, the fair market value of the Company’s common shares at various future dates, the number of our employees who elect to participate in the ESPP, and the amount employees elect to contribute, it is not possible to determine the benefits that will be received by employees if the proposed ESPP is approved by the shareholders.
The closing market price for a common share of the Company as of March 20, 2018 was $83.82 per share.
Aggregate Past Purchases Under the 1999 ESPP
As of March 20, 2018, 450,854 common shares had been purchased by employees under the 1999 ESPP. The number of common shares purchased under the 1999 ESPP by each of our Named Executive Officers and our executive officers as a group is as follows:

Name	Number of Shares Purchased under 1999 ESPP
Richard J. Campo Chairman of the Board and Chief Executive Officer	10,743
D. Keith Oden President	11,381
H. Malcolm Stewart Chief Operating Officer	894
Alexander J. Jessett Executive Vice President- Finance, Chief Financial Officer and Treasurer	2,576
William W. Sengelmann Executive Vice President- Real Estate Investments	4,126
Total for All Current Executive Officers as a Group (5 persons):	29,720
The Company’s non-employee Trust Managers are not eligible to participate in the 1999 ESPP. No person has received 5% or more of the options or rights granted under the 1999 ESPP.
Equity Compensation Plans

2018 Proxy Statement 72

For more information on the Company’s equity compensation plans, please see “Equity Compensation Plans” on page 67 above.
Vote Required for Approval of the 2018 Employee Share Purchase Plan
The Board believes that the adoption of the ESPP will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.
Members of the Board who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the Company’s named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the ESPP.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

The Board recommends you vote FOR approval of the 2018 Employee Share Purchase Plan.

2018 Proxy Statement 73

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Available Information
The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. The Company makes available free of charge in the Investors' section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available in the Investors' section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit, Compensation, and Nominating and Corporate Governance Committees and each is available in print, without charge, to any shareholder requesting a paper copy of the documents by contacting Investor Relations at the Company’s address at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

Shares Outstanding

All shareholders of record on the close of business on March 20, 2018 are entitled to vote at the annual meeting. On March 20, 2018, the Company had 95,627,552 common shares outstanding; of this amount, 2,852,701 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.
Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.
If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.
The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.
Voting

If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote in person at the annual meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the annual meeting. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy.
If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your

2018 Proxy Statement 74

account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.
You may vote “For” all of the nominees for Trust Manager or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against,” or “Abstain” from voting, for the ratification of Deloitte as the Company’s independent registered public accounting firm for 2018, on the advisory vote on executive compensation, on the approval of 2018 share incentive plan, and on the approval of the 2018 employee share purchase plan.
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.
If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for ratification of Deloitte as the Company’s independent registered accounting firm for 2018 and for approval of the advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the NYSE, that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.
For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes. For approval of the advisory vote on executive compensation, approval of the 2018 share incentive plan, and approval of the 2018 employee share purchase plan, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome.
Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the annual meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the annual meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
Quorum

The Company needs a quorum of shareholders to hold its annual meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the annual meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.

2018 Proxy Statement 75

Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s Investor Relations department in writing at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.
Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.
Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to 2017, we believe all SEC filing requirements applicable to Trust Managers, officers and beneficial owners of more than 10% of the Company’s common shares were complied with in 2017.
Certain Relationships and Related Transactions

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K, except as described below. In addition, the Company has not made any contributions to any tax exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million or 2%, of such tax exempt organization’s consolidated gross revenues.
Prior to the merger of the Company with Summit Properties, Inc. (“Summit”) in 2005, Summit entered into an amended and restated employment agreement with William F. Paulsen, who is a Trust Manager. The Company assumed this agreement as a result of the merger with Summit and subsequently entered into a separation agreement with Mr. Paulsen, which was effective as of the effective time of the merger with Summit on February 28, 2005. Pursuant to the separation agreement, as of the effective time of the merger, Mr. Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the employment agreement between Summit and Mr. Paulsen was terminated. Also pursuant to the separation agreement, Mr. Paulsen continues to receive health benefits at a cost comparable to those paid by similarly situated employees, secretarial and computer-related services, and office facilities for the remainder of his life, which payments totaled $145,831 in 2017.

2018 Proxy Statement 76

SHAREHOLDER PROPOSALS
The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2019 no later than December 31, 2018. A shareholder may also nominate Trust Managers before the next annual meeting by submitting the nomination to the Company as described under “Shareholder Nominees” on page 14.

2018 Proxy Statement 77

Exhibit A

CAMDEN PROPERTY TRUST
2018 SHARE INCENTIVE PLAN

1.    PURPOSE OF PLAN
The purpose of this Camden Property Trust 2018 Share Incentive Plan (this “Plan”) of Camden Property Trust, a Texas real estate investment trust (the “Company”), is to promote the success of the Company by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Company’s shareholders.
2.    ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons (as defined below). An “Eligible Person” is any person who is either: (a) an officer (whether or not a trust manager) or employee of the Company or one of its Subsidiaries (as defined below); (b) a trust manager or director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Trust Managers of the Company.
3.    PLAN ADMINISTRATION

3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more trust managers or such number of trust managers as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of trust managers may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees

Exhibit A

or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or service, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

Exhibit A

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)
adjust the number of Common Shares (as defined below) subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3
Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator: (1) amend an outstanding share option or SAR (as defined below) to reduce the exercise price or base price of the award; (2) cancel, exchange, or surrender an outstanding share option or SAR in exchange for cash or other awards for the purpose of repricing the award; or (3) cancel, exchange, or surrender an outstanding share option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4	Binding Determinations. Any determination or other action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan (or

Exhibit A

any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Company or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No trust manager, director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.
4.    COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available. Subject to the provisions of Section 7.1, the securities that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Shares and any of its Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean the common shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	7,600,000 Common Shares, plus

(2)	the number of Common Shares available for additional award grant purposes under the Company’s 2011 Share Incentive Plan (the “2011 Plan”) as of the

Exhibit A

date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2011 Plan as of the Shareholder Approval Date, plus

(3)
the number of any shares subject to share options granted under the 2011 Plan and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus;

(4)
the number of any shares subject to restricted shares and restricted share unit awards granted under the 2011 Plan that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested, provided that in order to take the Full-Value Award (as defined below) ratio below into account, each share subject to any such award shall be credited as three and forty-five hundredths (3.45) shares when determining the number of shares that shall become available for new awards under this Plan.

provided that in no event shall the Share Limit exceed 9,682,428 shares (which is the sum of the 7,600,000 shares set forth above, plus the number of shares available under the 2011 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2011 Plan as of the Effective Date, with any shares subject to restricted shares and restricted share unit awards outstanding under the 2011 Plan being taken into account based on the share-counting ratio for such awards under clause (4) above).
Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as three and forty-five hundredths (3.45) shares for every one share issued in connection with such award. (For example, if a share bonus of one hundred (100) Common Shares is granted under this Plan, three hundred forty-five (345) shares shall be counted against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award that is not a share option grant or a share appreciation right grant.

4.3
Incentive Stock Option Share Limit. The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 7,600,000 shares. (For clarity, any Common Shares delivered in respect of incentive stock options granted under this Plan also count against the aggregate Share Limit in Section 4.2, subject to the share counting rules of Section 4.4.)

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)
Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be

Exhibit A

counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)
Except as provided below, to the extent that Common Shares are delivered pursuant to the exercise of a share appreciation right granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise and the 85,000 shares not issued shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.)

(c)
Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any share option or share appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any share option or share appreciation right granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Full-Value Award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award shall be credited as three and forty-five hundredths (3.45) shares when determining the number of shares that shall again become available for subsequent awards under this Plan if, upon grant, the shares underlying the related Full-Value Award were counted as three and forty-five hundredths (3.45) shares against the Share Limit.

(d)
In addition, shares that are exchanged by a participant or withheld by the Company after the Shareholder Approval Date as full or partial payment in connection with any award granted under the 2011 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries after the Shareholder Approval Date to satisfy the tax withholding obligations related to any award granted under the 2011 Plan, shall be available for new awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award granted under the 2011 Plan shall be credited as three and forty-five hundredths (3.45) shares when determining the number of shares that shall become available for new awards under this Plan.

(e)	To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there

Exhibit A

been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)
In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, three hundred forty-five (345) shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)	The Company may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of share options or otherwise).
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10. The share limits of Section 4.3 shall be applied on a one-for-one basis without applying the Full-Value Award premium counting rule taken into account in determining the Share Limit.

4.5
No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Share Options. A share option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified share option (an option not intended to be an ISO). The agreement evidencing the grant of an option

Exhibit A

will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified share option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4. “Reload share options” may not be granted under this Plan. A “reload share option” is a share option that provides, if the exercise price of the share option or tax withholding obligations arising upon exercise of the share option are paid for by the award holder by delivering Common Shares to the Company or by having the Company withhold Common Shares otherwise deliverable upon exercise of the share option, the award holder is entitled to a new share option grant from the Company covering a number of Common Shares equal to the Common Shares so used to pay the exercise price of the first share option or to satisfy the tax withholding obligations arising upon exercise of the first share option.
5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified share options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of shares of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified share option.
5.1.3    Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the

Exhibit A

applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, restricted share units, deferred shares, phantom shares or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. In addition, the Administrator may authorize for the benefit of any Eligible Person the issuance of Common Shares or the payment of cash in connection with, or upon exercise, conversion or exchange of, phantom units or other interests in Subsidiaries that are issued by the Subsidiary with the Administrator’s approval (and Board approval, if required) and that are convertible or exchangeable into Common Shares, units or cash. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a share option or SAR granted under this Plan.

5.2
Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4
Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered by the recipient of such award;

(b)	cash, check payable to the order of the Company, or electronic funds transfer;

Exhibit A

(c)	notice and third party payment in such manner as may be authorized by the Administrator;

(d)	the delivery of previously owned Common Shares;

(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f)
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Company.

5.5
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a Common Share on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were reported on the Exchange on that date, the closing price (in regular trading) for a Common Share on the Exchange for the next preceding day on which sales of Common Shares were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a Common Share on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

Exhibit A

5.6    Transfer Restrictions.
5.6.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members). For clarity and unless otherwise provided by the Administrator in the applicable award, the transfer limitations imposed on awards in Section 5.6.1 do not apply to Common Shares that have been delivered to a participant in payment of an award to the extent that the shares are fully vested pursuant to the terms of the award and the shares are held of record by the participant.
5.6.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Company (for example, in connection with the expiration or termination of the award);

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and

Exhibit A

conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.
6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries, is not a member of the Board, and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Employment. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.    ADJUSTMENTS; ACCELERATION
7.1    Adjustments.

(a)	Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a

Exhibit A

share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust: (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2    Corporate Transactions - Assumption and Termination of Awards.

(a)
Upon any event in which the Company does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, shares or assets of the Company, in any case in connection with which the Company does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested,     all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving

Exhibit A

effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Company for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common shares of a successor entity or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common shares of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d)
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the

Exhibit A

Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)
The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified share option under the Code.

8.    OTHER PROVISIONS

8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

Exhibit A

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Company shall be made to provide for any taxes the Company or any of its Subsidiaries may be required to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)
The Company or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b)
The Company or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(c)
In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment. Unless otherwise provided by the Administrator, in no event shall the shares withheld exceed the

Exhibit A

minimum whole number of shares required for tax withholding under applicable law to the extent the Company determines that withholding at any greater level would result in an award otherwise classified as an equity award under ASC Topic 718 (or any successor thereto) being classified as a liability award under ASC Topic 718 (or such successor).
8.6    Effective Date, Termination and Suspension, Amendments.
8.6.1    Effective Date. This Plan is effective as of February 16, 2018, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve (12) months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth (10th) anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3    Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7
Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant.

Exhibit A

Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator (such as through dividend equivalent rights awarded pursuant to Section 5.1.4), no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Texas, notwithstanding any Texas or other conflict of law provision to the contrary.
8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Share-Based Awards in Substitution for Share Options or Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

Exhibit A

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Company or any Subsidiary (or any of their respective shareholders, boards of trust managers or directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary; (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary; (d) any dissolution or liquidation of the Company or any Subsidiary; (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary; (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation); or (g) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Company or its Subsidiaries.

8.14
Clawback Policy. The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

Exhibit B

CAMDEN PROPERTY TRUST
2018 EMPLOYEE SHARE PURCHASE PLAN

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a share ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Company or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

(a)	“Account” means the bookkeeping account maintained by the Company, or by a recordkeeper on behalf of the Company, for a Participant pursuant to Section 7(a).

(b)	“Board” means the Board of Trust Managers of the Company.

(c)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(d)	“Commission” means the U.S. Securities and Exchange Commission.

(e)	“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

(f)
“Common Shares” means the common shares, par value $0.01 per share, of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

(g)	“Company” means Camden Property Trust, a Texas real estate investment trust, and its successors.

(h)
“Compensation” means an Eligible Employee’s base wages, overtime, commissions, bonuses and any employer paid leave, in each case to the extent payable in cash. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125, or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: severance pay, relocation or housing allowances, bonuses paid in equity or as an equity award, share option exercises, share appreciation right payments, the vesting or grant of restricted shares, the payment of share units, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts

Exhibit B

deferred under or paid from any nonqualified deferred compensation plan maintained by the Company or any Subsidiary.

(i)
“Contributions” means the bookkeeping amounts credited to the Account of the Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Shares under and in accordance with this Plan.

(j)	“Effective Date” means February 16, 2018, the date on which this Plan was initially adopted by the Board.

(k)
“Eligible Employee” means any employee of the Company, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary”; provided, however, that “Eligible Employee” shall not include any employee who has not been employed by the Company or a Participating Subsidiary for at least three (3) months as of the applicable Grant Date (or such other period of time, not to exceed two (2) years), as the Committee may establish in advance of the applicable Offering Period (the “Waiting Period Requirement”). In the case of an employee of the Company or a Participating Subsidiary who ceases to be employed by the Company or a Participating Subsidiary but who is, within ninety (90) days following such termination of employment, rehired by the Company or a Participating Subsidiary, the Waiting Period Requirement with respect to the employee will be measured from the employee’s last date of hire with the Company or a Participating Subsidiary immediately prior to such break in service.

(l)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

(m)	“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.

(n)	“Fair Market Value” on any date means:

(1)
if the Common Shares are listed or admitted to trade on a national securities exchange, the closing price of a Common Share on such date on the principal national securities exchange on which the Common Shares are so listed or admitted to trade, or, if there is no trading of the Common Shares on such date, then the closing price of a Common Share on such exchange on the next preceding date on which there was trading in the Common Shares;

(2)	in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.

(o)	“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.

Exhibit B

(p)	“Individual Limit” has the meaning given to such term in Section 4(b).

(q)
“Offering Period” means the six (6) month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three (3) months) Offering Period or a longer (not to exceed twenty-seven (27) months) Offering Period.

(r)	“Option” means the option to acquire Common Shares granted to a Participant pursuant to Section 8.

(s)	“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

(t)
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

(u)	“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

(v)	“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).

(w)	“Plan” means this Camden Property Trust 2018 Employee Share Purchase Plan, as it may be amended or restated from time to time.

(x)
“Subscription Agreement” means the written enrollment agreement or applicable electronic form of enrollment agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in this Plan.

(y)
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

3.	ELIGIBILITY

Any person employed as an Eligible Employee as of the Grant Date for a particular Offering Period shall be eligible to participate in this Plan during that Offering Period, subject to the Eligible Employee satisfying the requirements of Section 6.

Exhibit B

4.	SHARES SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)
Aggregate Share Limit. Subject to the provisions of Section 17, the securities that may be delivered under this Plan will be the Company’s authorized but unissued Common Shares. The maximum number of Common Shares that may be delivered pursuant to Options granted under this Plan is five hundred thousand (500,000) shares, subject to adjustments pursuant to Section 17.

(b)
Individual Share Limit. The maximum number of Common Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is one thousand five hundred (1,500), subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without shareholder approval.

(c)
Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.	OFFERING PERIODS

During the term of this Plan, the Company will grant Options to purchase Common Shares in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of approximately six (6) months duration and will commence on June 16 and December 16 each year and will end on the following December 15 and June 15, respectively. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Common Shares remain available for Options pursuant to Section 4.

6.	PARTICIPATION

(a)
Enrollment. An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be completed by the Eligible Employee and be filed with the Company at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a stated dollar amount (or, if the Committee so provides, a whole percentage) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions for the applicable Offering Period. The Participant may elect to make such Contributions by one or more cash payments during the applicable Offering Period (including, if the Participant so elects, through payroll deductions as indicated in

Exhibit B

the Participant’s Subscription Agreement), provided that the Participant’s total Contributions for an Offering Period must be made by the deadline specified by the Committee for the applicable Offering Period and in all cases not later than the last day of the applicable Offering Period.

(b)	Contribution Limits. The Committee may, in advance of a particular Offering Period, prescribe limits, rules or procedures for Contributions for that Offering Period.

(c)
Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions, if and to the extent the Eligible Employee elects to make Contributions through payroll deductions as contemplated by Section 6(a). An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be completed and filed with the Company.

7.	METHOD OF PAYMENT OF CONTRIBUTIONS

(a)
Participation Accounts. The Company shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The amount of Compensation elected to be applied as Contributions by a Participant shall be credited to that Participant’s Account as soon as administratively practicable after the date on which the Participant makes payment of any such amount to the Company or any such amount is deducted from such Participant’s Compensation, as applicable. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)
Changes in Contribution Elections. A Participant may increase or decrease the level of his or her Contributions for an Offering Period by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. A Participant who elects to participate in this Plan during an Offering Period but whose actual Contributions for the Offering Period are less than any amount of Contributions previously elected by the Participant for that Offering Period will be deemed to have elected to reduce his or her Contributions for that Offering Period to the lesser amount of Contributions actually made by the Participant during that Offering Period. A Participant who elects to participate in this Plan during an Offering Period and whose actual Contributions for the Offering Period are greater than any amount of Contributions previously elected by the Participant for that Offering Period will be deemed to have elected to increase his or her Contributions for that Offering Period to the greater amount of Contributions actually made by the Participant during that Offering Period (subject to the applicable limits of this Plan). An election pursuant to this Section 7(b) must be made no later than the Exercise Date for the applicable Offering Period (or such earlier deadline that the Committee may reasonably require to process the change prior to the applicable

Exhibit B

Exercise Date) and shall be effective as soon as administratively practicable following its receipt by the Company.

(c)
Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of all or any portion of the balance of his or her Account in accordance with Section 11) by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be completed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Company. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Company prior to the Exercise Date of the Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). If a Participant withdraws during an Offering Period and elects to receive a distribution of only part of the balance of the Participant’s Account, the remainder of the balance of the Account shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9.

(d)
Leaves of Absence. During leaves of absence approved by the Company or a Participating Subsidiary and meeting the requirements of Regulation 1.421-1(h)(2) under the Code, a Participant may elect to continue participation in this Plan by delivering one or more cash payments to the Company to make up for the reduction in his or her Plan Contributions caused by his or her leave, provided that such make-up Contributions for an Offering Period must be made by the deadline specified by the Committee for the applicable Offering Period and in all cases not later than the last day of the applicable Offering Period.

8.	GRANT OF OPTION

(a)
Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of Common Shares. The Option shall be exercised on the Exercise Date. The number of Common Shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

(b)
Option Price. The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a Common Share on that Grant Date of that Offering Period, or (2) the Fair Market Value of a Common Share on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a Common Share

Exhibit B

on the Grant Date of that Offering Period or the Fair Market Value of a Common Share on the Exercise Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a Common Share.

(c)
Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)
it would, if exercised, cause the person to own shares (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, or of any Parent, or of any Subsidiary; or

(2)
such Option causes such individual to have rights to purchase shares under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the shares of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such shares is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase shares accrues when it first becomes exercisable during the calendar year. In determining whether the share ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of share ownership) shall apply, and shares which the Eligible Employee may purchase under outstanding options shall be treated as shares owned by the Eligible Employee.

9.	EXERCISE OF OPTION

(a)
Purchase of Shares. Unless a Participant withdraws entirely from an Offering Period pursuant to Section 7(c) (including a deemed withdrawal by the Participant as a result of the Participant having made no Contributions to this Plan for that Offering Period) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole Common Shares subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b)	Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole Common Share remains in a Participant’s Account after the exercise

Exhibit B

of his or her Option on the Exercise Date, such amount shall be refunded to such Participant as soon as administratively practicable after such date; provided that the Committee may provide for any such amount not sufficient to purchase a whole Common Share to be credited to the Participant’s Account for the next Offering Period, if the individual continues as a Participant in such next Offering Period, in lieu of being refunded to the Participant. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.	DELIVERY OF SHARES; HOLDING PERIOD

(a)
Delivery of Shares. As soon as administratively practicable after the Exercise Date, the Company shall, in its discretion, either deliver to each Participant a certificate representing the Common Shares purchased upon exercise of his or her Option, provide for the crediting of such Common Shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such Common Shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such Common Shares, the Company will seek to obtain such authority. If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such Common Shares, or if for any reason the Company cannot issue or deliver Common Shares and satisfy Section 21, the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such Common Shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such Common Shares.

(b)
Required Holding Period. Unless expressly permitted by the Committee, no sale, transfer or other disposition may be made of any Common Shares purchased under this Plan during the first nine (9) months following the end of the Offering Period in which such Common Shares were purchased. If such Common Shares are delivered to a broker or recordkeeping service for the benefit of the Participant as provided in Section 10(a), the shares shall be held in such brokerage account or by such recordkeeping service throughout such nine-month holding period. In the event a Participant sells, transfers or otherwise disposes of any Common Shares in violation of this Section 10(b), the Participant shall remit to the Company an amount in cash for each such Common Share equal to (i) the Fair Market Value of a Common Share on the Exercise Date of the applicable Offering Period, less (ii) the Option Price paid by the Participant to purchase such Common Share. A Participant may, to the extent the Participant continues to own sufficient Common Shares, satisfy such obligation by promptly selling Common Shares and remitting to the Company an amount in cash equal to the

Exhibit B

Participant’s obligation pursuant to the preceding sentence (including any such obligation that arises in connection with such sale of Common Shares). Notwithstanding the foregoing, if the Committee determines in its discretion that a Participant who owns Common Shares subject to the transfer restriction set forth in this Section 10(b) has a serious financial need, the Committee shall permit the Participant to sell such Common Shares to the extent the Committee deems necessary to satisfy the serious financial need, and the Participant shall not be required to make payment to the Company as contemplated by this Section 10(b) with respect to such sale. For purposes of clarity, neither the termination of a Participant’s employment nor the Participant’s failure to provide services to the Company or a Participating Subsidiary shall in and of itself trigger any obligation of the Participant to repay any amount or sell any Common Shares under this section. The Committee may, in its discretion, shorten or eliminate the holding period provided for above in this Section 10(b). The Committee may also lengthen such holding period as to Common Shares purchased in one or more Offering Periods that commence after such change is made.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)
General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from this Plan pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in this Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)
Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Company or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain this Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with

Exhibit B

Section 7(c), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(c)
Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements of this Plan are again then met. A Participant’s termination from this Plan shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)
Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Company or another Subsidiary.

12.	ADMINISTRATION

(a)
The Committee. The Board shall appoint the Committee, which shall be composed of not less than two (2) members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)
Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which

Exhibit B

sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

(c)
Decisions of the Committee are Binding. Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)
Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No trust manager, director, officer or agent of the Company or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.

13.	DEATH

If a Participant dies, the Company shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of,

Exhibit B

as the case may be) the Participant or, in the event of the Participant’s death, as provided in Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in Common Shares or from the general assets of the Company and, except for any Common Shares that may be reserved on the books of the Company for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE SHARES

Upon or in contemplation of any reclassification, recapitalization, share split (including a share split in the form of a share dividend), or reverse share split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Shares (whether in the form of securities or property); any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; or a sale of substantially all of the assets of the Company as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.
Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Shares); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Shares upon or in respect of such event.

Exhibit B

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.
In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.
Without limiting the generality of Section 12, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 17, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Company, or any other event described in Section 17 that the Company does not survive or does not survive as a publicly-traded company in respect of its Common Shares, as the case may be, this Plan and, if prior to the last day of an Offering Period, any outstanding Options granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of this Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION

(a)
Effective Date; Termination. Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the tenth (10th) anniversary of the Effective Date, and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the Common Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the Common Shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b)
Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Shareholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in

Exhibit B

any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)
Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date shareholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require shareholder approval.

20.	NOTICES

All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of Common Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION

(a)
Section 16. It is the intent of the Company that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent

Exhibit B

possible. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)
Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)
Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS

(a)
No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)
No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including Common Shares) of the Company or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

(c)
No Shareholder Rights. A Participant will not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the Participant. Except as expressly required by Section 17, no adjustment will be made

Exhibit B

for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS

(a)	Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Texas.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)
Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)
No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Shares), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25.	TAX WITHHOLDING
Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for tax withholding amount).
Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the

Exhibit B

case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or an affiliate is required to withhold with respect to such event.

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 17, 2018

Meeting Information
CAMDEN PROPERTY TRUST	Meeting Type: For holders as of: Date: Time: Location:	Annual Meeting March 20, 2018 May 17, 2018 9:00 AM CDT Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K
How to View Online:	Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à
xxxx xxxx xxxx xxxx (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2018 to facilitate timely delivery.

HOW TO VOTE - Please Choose One of the Following Voting Methods

Vote In Person:
If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:
To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Trust Managers recommends you vote FOR the following Trust Manager nominees:

1.	Election of Trust Managers

Nominees
01) Richard J. Campo
02) Heather J. Brunner
03) Scott S. Ingraham
04) Renu Khator
05) William B. McGuire, Jr.
06) D. Keith Oden
07) William F. Paulsen
08) Frances Aldrich Sevilla-Sacasa
09) Steven A. Webster
10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

4.	Approval of 2018 Share Incentive Plan.

5.	Approval of 2018 Employee Share Purchase Plan.

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 17, 2018

Meeting Information
CAMDEN PROPERTY TRUST	Meeting Type: For holders as of: Date: Time: Location:	Annual Meeting March 20, 2018 May 17, 2018 9:00 AM CDT Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K
How to View Online:	Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à
xxxx xxxx xxxx xxxx (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 30, 2018 to facilitate timely delivery.

HOW TO VOTE - Please Choose One of the Following Voting Methods

Vote In Person:
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:
To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Trust Managers recommends you vote FOR the following Trust Manager nominees:

1.	Election of Trust Managers

Nominees
01) Richard J. Campo
02) Heather J. Brunner
03) Scott S. Ingraham
04) Renu Khator
05) William B. McGuire, Jr.
06) D. Keith Oden
07) William F. Paulsen
08) Frances Aldrich Sevilla-Sacasa
09) Steven A. Webster
10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

4.	Approval of 2018 Share Incentive Plan.

5.	Approval of 2018 Employee Share Purchase Plan.

Note: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 17, 2018

This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 17, 2018 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager, FOR approval, on an advisory basis, of the compensation of our named executive officers, FOR approval of our 2018 Share Incentive Plan, and FOR approval of our 2018 Employee Share Purchase Plan. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan
VOTE BY INTERNET - www. proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CAMDEN PROPERTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trust Managers recommends you vote FOR the following Trust Manager nominees: 1.Election of Trust Managers	☐	☐	☐	______________________________________
Nominees
01) Richard J. Campo 02) Heather J. Brunner 03) Scott S. Ingraham 04) Renu Khator 05) William B. McGuire, Jr.	06) D. Keith Oden 07) William F. Paulsen 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook
The Board of Trust Managers recommends you vote FOR the following proposals:				For	Against	Abstain
2.Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.				☐	☐	☐
3.Approval, by an advisory vote, of executive compensation.				☐	☐	☐
4.Approval of 2018 Share Incentive Plan.				☐	☐	☐
5.Approval of 2018 Employee Share Purchase Plan.				☐	☐	☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date		Signature (Joint Owners)		Date